As filed with the Securities and Exchange Commission on October 18, 2005

Registration No. 333-126495

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL ONE FINANCIAL CORPORATION	CAPITAL ONE CAPITAL II CAPITAL ONE CAPITAL III CAPITAL ONE CAPITAL IV
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization of registrant)	(State or other jurisdiction of incorporation or organization of registrant)

54-1719854	20-6591946 20-6591952 20-6591956
(I.R.S. employer identification number)	(I.R.S. employer identification number)

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amy Moorhus Baumgardner

Associate General Counsel

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Raymond B. Check Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000	Kenneth L. Bachman, Jr. Cleary Gottlieb Steen & Hamilton LLP 2000 Pennsylvania Avenue, NW Washington, D.C. 20006 (202) 974-1500

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per unit(2)	Proposed maximum aggregate offering price(3), (4)	Amount of registration fee-
Debt Securities of Capital One Financial Corporation(5)
Preferred Stock of Capital One Financial Corporation(6)
Depositary Shares representing Preferred Stock of Capital One Financial Corporation(7)
Common Stock of Capital One Financial Corporation (including Rights to purchase Cumulative Participating Junior Preferred Stock)(8)
Trust Preferred Securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV(9)
Junior Subordinated Debt Securities of Capital One Financial Corporation (9)
Guarantees of Trust Preferred Securities and Certain Back-up Obligations(10)
Purchase Contracts of Capital One Financial Corporation(11)
Units of Capital One Financial Corporation(12)
Total	$1,658,000,000		$1,658,000,000	$195,146.60(13)

(1)	The amount to be registered is not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(2)	The proposed maximum offering price per unit will be determined from time to time by the relevant Registrant in connection with the issuance by such Registrant of the securities registered hereunder.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 (o) under the Securities Act of 1933, as amended. The aggregate public offering price of the debt securities, common stock, preferred stock, depositary shares for preferred stock, purchase contracts, units and junior subordinate debt securities of Capital One Financial Corporation and the trust preferred securities of the trusts registered hereby will not exceed $1,658,000,000 or the equivalent thereof in one or more foreign currencies or foreign currency units.

(4)	Exclusive of accrued interest, distributions and dividends, if any.

(5)	There is being registered under this registration statement an indeterminate principal amount of debt securities of Capital One Financial Corporation as may be sold from time to time (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for debt securities, including upon settlement of purchase contracts. Includes debt securities which may be purchased by underwriters to cover over-allotments, if any.

(6)	There is being registered under this registration statement an indeterminate number of shares of preferred stock of Capital One Financial Corporation as may be sold from time to time (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for shares of preferred stock, including upon settlement of purchase contracts. Includes shares of preferred stock which may be purchased by underwriters to cover over-allotments, if any.

(7)	There is being registered under this registration statement an indeterminate number of depositary shares to be evidenced by depositary receipts as may be issued pursuant to a deposit agreement in the event that Capital One Financial Corporation elects to offer to the public fractional interests in shares of the preferred stock registered hereby. Such depositary receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares. An indeterminate number of depositary shares may also be issued upon settlement of purchase contracts. Includes depositary shares which may be purchased by underwriters to cover over-allotments, if any.

(8)	There is being registered under this registration statement an indeterminate number of shares of common stock of Capital One Financial Corporation as may be sold from time to time (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for common stock, including upon settlement of purchase contracts. The Cumulative Participating Junior Preferred Stock purchase rights initially are attached to and trade with all the shares of common stock outstanding as of, and issued subsequent to, November 29, 1995, pursuant to the Rights Agreement between Capital One Financial Corporation and Mellon Bank, N.A., dated November 16, 1995, as amended by Amendment to Rights Agreement dated as of April 29, 1999 between Capital One Financial Corporation and First Chicago Trust Company of New York, as successor to Mellon Bank, N.A. and Amendment Number 2 to Rights Agreement dated as of October 18, 2001 between Capital One Financial Corporation and EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York) and as it may from time to time be supplemented or amended pursuant to its terms. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferable only simultaneously and together with the common stock. The value attributed to such rights, if any, is reflected in the market price of our common stock. Includes common stock which may be purchased by underwriters to cover over-allotments, if any.

(9)	There is being registered under this registration statement an indeterminate number of shares of trust preferred securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV (each a “Trust” and collectively the “Trusts”) and such indeterminate principal amount of junior subordinated debt securities of Capital One Financial Corporation as may be sold from time to time at indeterminate prices. Junior subordinated debt securities may be issued and sold to any Trust, in which event such junior subordinated debt securities may later be distributed to the holders of trust preferred securities upon dissolution of such Trust and the distribution of the assets thereof.

(10)	Includes the rights of holders of the trust preferred securities under any guarantees and certain back-up undertakings comprised of the obligations of Capital One Financial Corporation to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the trust preferred securities) and such obligations of Capital One Financial Corporation as set forth in the declaration of trust of each Trust and the related indenture, in each case as further described in this registration statement. The guarantees, when taken together with Capital One Financial Corporation’s obligations under the junior subordinated debt securities, the related indenture and the declaration of trust, will provide a full and unconditional guarantee on a subordinated basis by Capital One Financial Corporation of payments due on the trust preferred securities. No separate consideration will be received for any guarantees or back-up obligations. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

(11)	There is being registered under this registration statement an indeterminate number of purchase contracts of Capital One Financial Corporation as may be sold from time to time (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for purchase contracts. Each purchase contract obligates Capital One Financial Corporation to sell, and the holder thereof to purchase, an indeterminate number of debt securities, common stock, preferred stock or other securities described herein.

(12)

There is being registered under this registration statement an indeterminate number of units of Capital One Financial Corporation as may be sold from time to time (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for units, including upon settlement of purchase contracts. Each unit will be comprised of one or more of the other securities registered under this registration statement or debt obligations of third parties, including U.S. Treasury Securities, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

(13)	Includes $117.70 previously paid.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses included herein also relate to up to $842,000,000 of unissued securities registered under Registration Statement file no. 333-97119, for which the required filing fees have been paid. As such, this Registration Statement, which is a new Registration Statement, also constitutes post-effective Amendment no. 1 to Registration Statement file no. 333-97119, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

This Registration Statement contains:

•	A base prospectus relating to debt securities, preferred stock, depositary shares representing preferred stock, common stock, purchase contracts and units of Capital One Financial Corporation;

•	A base prospectus relating to junior subordinated debt securities of Capital One Financial Corporation and to the trust preferred securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV. The trust preferred securities prospectus may be used for one or more offerings by Capital One Financial Corporation and the respective trusts; and

•	A form of prospectus supplement relating to junior subordinated debt securities of Capital One Financial Corporation and to the trust preferred securities of a trust. To the extent required, the information in the trust preferred securities prospectus supplement will be updated at the time of offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2005

PROSPECTUS

Up to $2,500,000,000

Capital One Financial Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Capital One Financial Corporation from time to time may offer to sell debt securities, preferred stock, either separately or represented by depositary shares, common stock and purchase contracts, either individually or in units.

We will provide specific terms of these securities in supplements to this prospectus.

You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

We may offer and sell the securities to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

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ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or “the Corporation,” each refer to Capital One Financial Corporation.

This prospectus is part of a registration statement (No. 333-126495) that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may issue and sell. Each time we issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward looking statements. Forward-looking statements include information relating to our future earnings per share, growth in managed loans outstanding, product mix, segment growth, managed revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	we face intense competition, including competitive product and pricing pressures, from many other providers of credit cards and other consumer financial products and services, in all of our markets, including in our credit card activities, auto financing, small business lending, home lending and installment loan activities as well as in our international markets;

•	we face strategic risks in sustaining our growth and pursuing diversification;

•	we may experience increased delinquencies and credit losses, including due to customers’ bankruptcies;

•	we face risk from economic downturns;

•	reputational risk and social factors may impact our results;

•	we face risk related to the strength of our operational, technology and organizational infrastructure;

•	we may face limited availability of financing, variation in our funding costs and uncertainty in our securitization financing;

•	we may experience changes in our debt ratings;

•	we face exposure from our unused customer credit lines;

•	we face market risk of interest rate and exchange rate fluctuations;

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•	we face the risk of a complex and changing regulatory and legal environment, including changes in law, changes in fiscal, monetary, regulatory and tax policies and concerning the gaining of regulatory approvals when required;

•	fluctuations in our expenses and other costs may hurt our financial results;

•	we face risks related to acquisitions and integrations of acquired businesses; and

•	other factors listed from time to time in reports we file with the SEC, including, but not limited to, factors set forth under the caption “Risk Factors” in any prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

We caution you that any such forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 9, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 3, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 4, 2005;

•	our Current Reports on Form 8-K filed on January 19, 2005, January 27, 2005, February 18, 2005, March 7, 2005, March 9, 2005, April 20, 2005, May 4, 2005, June 9, 2005, July 20, 2005, August 9, 2005, September 1, 2005, September 7, 2005, September 8, 2005 and September 15, 2005;

•	our definitive proxy statement filed on March 21, 2005[1] and

•	the description of our common stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

[1]	The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Schedule 14A promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus.

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You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

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CAPITAL ONE FINANCIAL CORPORATION

We are a diversified financial services company, incorporated in Delaware on July 21, 1994, whose subsidiaries market a variety of financial products and services. Our principal subsidiaries are Capital One Bank (which we refer to as the “Bank”), a Virginia state chartered bank, which currently offers credit card products and takes retail deposits; Capital One, F.S.B. (which we refer to as the “Savings Bank”), a federally chartered savings bank, which offers consumer and commercial lending and consumer deposit products; and Capital One Auto Finance, Inc. (which we refer to as “COAF”), which offers automobile and other motor vehicle financing products. Capital One Services, Inc., another of our subsidiaries, provides various operating, administrative and other services to us and our subsidiaries. We became a financial holding company on May 27, 2005.

As of June 30, 2005, we and our consolidated subsidiaries had approximately 48.9 million accounts and approximately $83.0 billion in managed consumer loans outstanding and were one of the largest providers of MasterCard® and Visa® credit cards in the United States. Important factors underlying the growth of our managed credit card loans and accounts include credit card industry dynamics, including the level of competition, and our business strategies around building, analyzing and applying results derived from large quantities of data to reduce credit risk, mass customize products for consumers and improve operational efficiency. We generally have labeled these strategies our “Information Based Strategy” or “IBS.” With our conversion to a bank holding company and the conversion of the Bank to a full-service bank, the Bank has the ability to engage in a variety of consumer lending and other banking activities.

We offer our products throughout the United States. We also offer our products outside of the United States principally through Capital One Bank (Europe) plc, an indirect subsidiary of the Bank organized and located in the United Kingdom and a branch of the Bank in Canada. Capital One Bank (Europe) plc has authority to accept deposits and provide credit card and installment loans.

We generally strive to use IBS to differentiate among customers based on credit risk, usage and other characteristics and to match customer characteristics with appropriate product offerings. To do this, we have built, and continue to enhance, sophisticated models and information systems, while employing a well-trained staff and a flexible culture to identify, develop and market credit card or other products and services to satisfy the demands of a competitive and ever changing marketplace. By actively testing a wide variety of product and service features, marketing channels and other aspects of offerings, we design customized solicitations, products and services that are targeted at specific credit customer segments, thereby enhancing response levels and maximizing returns on investment within given underwriting parameters.

We build on information derived from our initial sources with continued integrated testing and model development to improve the quality, performance and profitability of our solicitation and account management initiatives. We use this approach in all areas of our business, including solicitations, account management, credit line management, pricing strategies, usage stimulation, collections, recoveries, and account and balance retention.

Our common stock is listed on the New York Stock Exchange under the symbol “COF”. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of the prospectus or being incorporated. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30,		Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges:
Including Interest on Deposits	2.68	2.53	2.31	2.13	1.98	1.87	1.91
Excluding Interest on Deposits	4.88	4.42	3.99	3.59	3.19	2.89	2.48

The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative. As of the date of this prospectus, we have no preferred stock outstanding and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business, including the reduction of short–term debt, possible acquisitions, investments in, or extensions of credit to, our subsidiaries and investments in securities.

We may temporarily invest any funds not required immediately for purposes described above in short-term marketable securities. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings (in addition to our funding activities in the ordinary course of business) of a character and amount to be determined as the need arises. For current information, look at our current filings with the SEC. See “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue and sell debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities and the subordinated debt securities will be issued under one or more separate indentures between us and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee, or another indenture trustee named in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, and in some cases pursuant to a supplemental indenture thereto. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of the senior indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part and have been qualified or will be qualified as indentures under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with

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any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of the date of this prospectus, we have a total of $2,287,500,000 in aggregate principal amount of debt securities outstanding under the senior indenture.

As of the date of this prospectus, we have not issued any series of debt securities under the subordinated indenture.

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or

•	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are the our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including the Bank and the Savings Bank, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. The Bank and the Savings Bank are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which the Bank and the Savings Bank may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

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•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•	the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•	the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal or, premium, if any, interest and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•	whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

•	if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

•	the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal, premium, if any, interest or additional amounts, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

•	whether the amount of payments of principal of, premium, if any, interest on, or additional amounts, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default or covenants;

•	whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

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•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307) Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire

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series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

•	Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007)

•	The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

•	neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

•	we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005)

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinate indenture, we agree to the following:

•	Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

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In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

•	the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities of from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

“Senior indebtedness” includes (1) the principal of and premium, if any, and interest, on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that the we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1)

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through (6) of other persons secured by any lien on any our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, each indenture requires that:

•	the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

•	immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

•	either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or other securities will be entitled to convert the debt securities under some circumstances. The terms of any conversion will be described in the applicable prospectus supplement.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amounts payable on any debt security of such series when due and continuance of that default for 30 days;

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•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•	failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

•	in the case of the senior debt securities, any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice;

•	in the case of the senior debt securities, certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries and in the case of the subordinated debt securities, certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act. (Section 501)

If an event of default with respect to any series of senior debt securities occurs and continues, either the senior indenture trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately. Payment of the principal of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration. “Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default;

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•	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal, premium or interest or any additional amounts or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•	reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•	change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•	reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

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•	modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•	to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

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•	to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights . (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•	either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•	we have delivered to the applicable trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•	we have delivered to the applicable trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, any premium, if any, interest, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•	in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

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•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•	in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or non-cumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

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Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

General

Our Restated Certificate of Incorporation authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Restated Certificate of Incorporation and no shares of preferred stock are outstanding. We have designated 1,000,000 shares of the preferred stock as cumulative participating junior preferred stock, which may be issued upon the exercise and conversion of certain “Rights,” as defined below, which are attached to each share of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable and have no preemptive rights. Unless we indicate otherwise in the applicable prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of the preferred stock. You should read the applicable prospectus supplement relating to any series of preferred stock for that series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary referred to under “Description of Depositary Shares,” on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or non-cumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of the Bank and the Savings Bank to pay dividends to the Corporation. The ability of the Corporation, the Bank and the Savings Bank to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including the Bank, upon the subsidiary’s liquidation or recapitalization may be subject to the prior

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claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general terms and provisions of depositary shares and depositary receipts. The particular terms of any depositary shares and any depositary receipts we offer will be described in the related prospectus supplement. You should read the particular terms of any depositary shares and depositary receipts we offer described in the related prospectus supplement, together with any deposit agreement relating to a particular series of preferred stock for provisions that may be important to you. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which we will file with the SEC.

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The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock as described in the applicable prospectus supplements.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as we may decide.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of June 30, 2005, 263,452,485 shares were issued and outstanding. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and non-assessable.

The following summary is not complete and you should refer to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and Bylaws for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders, except that directors are elected by a plurality of the votes cast. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares voting in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

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Distribution

Common stock dividends are subject to preferences, if any, on any outstanding shares of preferred stock. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to holders of common stock.

Anti-Takeover Legislation

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our Restated Certificate of Incorporation and Bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the Board, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully below.

The Corporation’s Certificate of Incorporation and Bylaw Provisions

Certain provisions in our Restated Certificate of Incorporation and Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. The Restated Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Classified Board of Directors. Our Board, other than directors elected by any series of preferred stock, is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The class of directors elected at each annual meeting is elected for a three-year term. Some practical effects of these classification provisions are the following:

•	It will take at least two annual meetings of stockholders, instead of one, to elect a majority of the Board. This delay ensures that our directors, if confronted by a stockholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal and any available alternatives before they act in what they believe to be the best interests of the stockholders. However, even if a change in the composition of the Board would be beneficial to us and our stockholders, it will take at least two annual meetings of stockholders to make this change.

•	A classified Board may discourage third-party proxy contests, tender offers or attempts to obtain control of the Corporation. This will happen even if an attempt might be beneficial to us and our stockholders. Therefore, there is an increased likelihood that incumbent directors will retain their positions.

•

A classified Board discourages accumulations of large blocks of our stock by purchasers whose objective is to take control of the Board. This could reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of stock. Stockholders

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therefore might not have opportunities to sell their shares of common stock at the higher market price that an accumulation of stock could create.

Number of Directors; Removal; Filling Vacancies. Generally, our Board must consist of between three and seventeen directors and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office. Therefore, unless the Bylaws are amended, the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our Restated Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of preferred stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors.

No Stockholder Action by Written Consent; Special Meetings. Stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent. Under circumstances described in the Bylaws, special meetings of stockholders can be called by the Chairman of the Board or by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting.

The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until our next annual meeting. This would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chairman and the Board by calling a special meeting of stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chairman, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must also contain certain information described in the Bylaws. You should refer to our Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in the Bylaws include:

•	the Board will have a longer period to consider the qualifications of the proposed nominees and, if deemed necessary or desirable, to inform stockholders about the qualifications;

•	there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, including any Board recommendations; and

•	contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations. Certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least 75% of our voting stock, voting together as a single class, including 75% of our voting stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation

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requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise. This affirmative vote is not required in two situations. First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then outstanding voting stock;

•	is an affiliate of us and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then outstanding voting stock; or

•	owns any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non–public transaction or series of non–public transactions.

Liability of Directors; Indemnification. A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

We indemnify our officers and directors against lawsuits by third parties to the fullest extent of the law. We may agree with any person to provide an indemnification greater than or different from the indemnification provided by the Restated Certificate of Incorporation.

Amendments. The Restated Certificate of Incorporation generally may be amended with a majority vote of the stockholders, but some provisions, including some of the provisions discussed above, can only be amended with an affirmative vote of the holders at least 80% of the then outstanding voting stock. The Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 80% of the then outstanding voting stock is required. These 80% vote requirements prevent a stockholder with only a majority of the common stock from circumventing the requirements of the Bylaws or certain provisions of the Certificate of Incorporation by simply amending or repealing them.

Rights to Purchase Certain Preferred Shares

Each share of our common stock includes an attached “Right.” The Right entitles a holder of common stock to purchase from us one three-hundredth of a share of our cumulative participating junior preferred stock, or the Junior Preferred Shares, at a price of $200 per one three-hundredth of a share, subject to adjustment. We have initially authorized and reserved 1,000,000 Junior Preferred Shares for issuance upon exercise of the Rights. Because of the nature of the Junior Preferred Shares’ dividend and liquidation rights, the value of the one three-hundredth interest in a Junior Preferred Share that can be purchased on exercise of each Right should approximate the value of one share of common stock. Initially, the Rights are not exercisable and trade automatically with the common stock. The Rights generally become exercisable, however, and separate certificates representing the Rights will be distributed, if any person or group acquires 15% or more of our outstanding common stock or a tender offer or exchange offer is announced for our common stock. Upon such event, provisions would also be made so that each holder of a Right, other than the acquiring person or group, may exercise the Right and receive common stock with

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a market value of twice the exercise price of the Right. The Rights expire on November 29, 2005, unless earlier redeemed by us at $0.01 per Right. We may only redeem the Rights prior to the time that any person or group acquires 15% of the outstanding common stock. Until the Rights become exercisable, the Rights have no dilutive effect on earnings per share. Prior to exercise, a Right will not create any rights as a stockholder of the Corporation.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board, since we may redeem the Rights prior to the time that a person or group acquires 15% of the outstanding common stock.

Dividend Reinvestment Plan

In 1997, we implemented our dividend reinvestment and stock purchase plan (as amended, the “1997” DRP”). The 1997 DRP provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to a minimum monthly limit of $50 and a maximum monthly limit of $10,000. Optional cash investments in excess of $10,000 may be made with our permission at a discount which will be from 0% to 5%. We also instituted an additional dividend reinvestment and stock purchase plan in 2002 with terms substantially the same as those in the 1997 DRP. We use proceeds from these plans for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Equiserve Trust Company, N.A.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts, obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of our debt securities, price per share of our common stock or our preferred stock or the price of securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as part of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as it may require.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock or preferred stock or securities of an entity not affiliated with us, a

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basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, and the nature and amount of each of those securities or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each purchase contract agreement and, if applicable, collateral arrangements relating to such purchase contracts. An investment in purchase contracts may involve special risks, including risks associated with indexed securities or currency related risks if the purchase contract or the related security is linked to an index or is payable in or linked to a non-U.S. dollar currency.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

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The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities, without interest coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, as depositary, and will be registered in the name of the depositary or a nominee of the depositary. The depositary will thus be the only registered holder of these debt securities and will be considered the sole owner of the securities for purposes of the senior or subordinated indenture.

The depositary has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants deposit with it. The depositary also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository Trust Company is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation, in turn, is owned by a number of The Depository Trust Company’s direct participants, by members of certain other subsidiaries of The Depository Trust & Clearing Corporation and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depositary’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

Upon the issuance of the global securities evidencing a series of debt securities, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by the depositary or its nominee (with respect to participants) and the records of participants (with respect to persons who hold their interests through participants). The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers.

So long as the depositary, or its nominee, is the registered holder of any global securities, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by those global securities for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in the global securities will not be entitled to have debt securities represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the applicable indenture. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. Under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the global securities desires to give any consent or take any action under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

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Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, payment of principal and interest on debt securities registered in the name of or held by the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as registered holder of the global securities representing the debt securities. Neither we, the applicable indenture trustee, any paying agent nor the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We have been advised by the depositary that upon receipt of any payment of principal or interest in respect of the global securities, the depositary will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary or its nominee. Payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participants.

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities represented by global securities, certificates for debt securities represented by global securities will be printed and delivered in exchange for beneficial interests in the global securities if:

•	The Depository Trust Company notifies us that it is unwilling, unable or ineligible to continue as a depositary for the global security certificates and no successor depositary has been appointed within 60 days after this notice, or

•	we determine in our sole discretion that such global securities will be so exchangeable, or

•	an event of default under the applicable indenture has occurred and is continuing with respect to such debt securities.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable for debt security certificates registered in the names directed by The Depository Trust Company. We expect that these instructions will be based upon directions received by The Depository Trust Company from its participants with respect to ownership of beneficial interests in the global security certificates.

In this prospectus and any accompanying prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by the depositary upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to the depositary as the registered holder of the securities for distribution to participants in accordance with the depositary’s procedures.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

The information in this section about The Depository Trust Company has been provided by The Depository Trust Company for information purposes only. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.

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PLAN OF DISTRIBUTION

The securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered therein.

We may sell securities:

•	to underwriters as principal for resale to the public;

•	to dealers as principal for resale to the public;

•	through agents acting on a best efforts basis for the period of appointment; or

•	directly to purchasers.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the estimated net proceeds to the Corporation from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal for resale to the public at varying prices to be determined by such dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement.

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Distribution Through Agents

We may offer and sell securities on a continuous basis through agents. We will name any agent involved in the offer and sale of the securities and describe any commissions payable by us to the agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

We may sell directly to, and solicit offers from, purchasers, including institutional purchasers or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any of those sales in the prospectus supplement.

Distribution Through Remarketing Firms

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own account or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

General Information

Underwriters, dealers, or agents participating in an offering of securities and remarketing firms participating in a remarketing of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities to purchasers of securities for whom they may act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include: commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under the laws of the purchaser’s jurisdiction. The underwriters and the other agents will not have any responsibility for the validity or performance of the contracts.

Ordinarily, each series of offered securities will be a new issue of securities and will have no established trading market.

In connection with any offering of the securities in an underwritten transaction, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the offered securities for the underwriters’ own account.

•	An underwriter may place a stabilizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

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Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We will not require underwriters or dealers to make a market in the securities. Any underwriters to whom the offered securities are sold for offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a securities exchange. Unless we indicate otherwise in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange under the symbol “COF”. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.

CERTAIN LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP will pass upon certain legal matters in connection with the securities. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Certain matters will be passed upon for the underwriters by Morrison & Foerster LLP, New York, New York.

EXPERTS

The consolidated financial statements of Capital One Financial Corporation included in Capital One Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2004, and Capital One Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

30

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2005

PROSPECTUS

Up to $2,500,000,000

Capital One Capital II

Capital One Capital III

Capital One Capital IV

Trust Preferred Securities

Fully and unconditionally guaranteed,

as described in this prospectus, by

Capital One Financial Corporation

This prospectus describes the junior subordinated debt securities of Capital One Financial Corporation and the trust preferred securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV. From time to time, each trust may issue and sell trust securities to the public and use the proceeds of these sales to purchase junior subordinated debt securities from us.

We will provide specific terms of these securities in supplements to this prospectus.

You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005

ii

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or “the Corporation,” each refer to Capital One Financial Corporation, and “trust” or “trusts” refer to one or all of the trusts.

This prospectus is part of a registration statement (No. 333-126495) that we and the trusts have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of our junior subordinated debt securities that we may issue and sell to the trusts and the trust preferred securities that the trusts may issue and sell to the public. Each time the trusts issue and sell trust preferred securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will include a discussion of the risk factors and other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to our future earnings per share, growth in managed loans outstanding, product mix, segment growth, managed revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	we face intense competition, including competitive product and pricing pressures, from many other providers of credit cards and other consumer financial products and services, in all of our markets, including in our credit card activities, auto financing, small business lending, home lending and installment loan activities as well as in our international markets;

•	we face strategic risks in sustaining our growth and pursuing diversification;

•	we may experience increased delinquencies and credit losses, including due to customers’ bankruptcies;

•	we face risk from economic downturns;

•	reputational risk and social factors may impact our results;

•	we face risk related to the strength of our operational, technology and organizational infrastructure;

•	we may face limited availability of financing, variation in our funding costs and uncertainty in our securitization financing;

•	we may experience changes in our debt ratings;

•	we face exposure from our unused customer credit lines;

•	we face market risk of interest rate and exchange rate fluctuations;

•	we face the risk of a complex and changing regulatory and legal environment, including changes in law, changes in fiscal, monetary, regulatory and tax policies and concerning the gaining of regulatory approvals when required;

•	fluctuations in our expenses and other costs may hurt our financial results;

•	we face risks related to acquisitions and integrations of acquired businesses; and

•	other factors listed from time to time in reports we file with the SEC, including, but not limited to, factors set forth under the caption “Risk Factors” in any prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

We caution you that any such forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us, the trusts and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, certain information filed with the SEC is available through our website, as discussed under “Capital One Financial Corporation” below.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 9, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 3, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 4, 2005;

•	our Current Reports on Form 8-K filed on January 19, 2005, January 27, 2005, February 18, 2005, March 7, 2005, March 9, 2005, April 20, 2005, May 4, 2005, June 9, 2005, July 20, 2005, August 9, 2005, September 1, 2005, September 7, 2005, September 8, 2005 and September 15, 2005; and

•	our definitive proxy statement filed on March 21, 2005.[1]

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the trusts have authorized anyone else to provide you with different information. Neither we nor the trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

[1]	The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Schedule 14A promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus.

CAPITAL ONE FINANCIAL CORPORATION

We are a diversified financial services company, incorporated in Delaware on July 21, 1994, whose subsidiaries market a variety of financial products and services. Our principal subsidiaries are Capital One Bank (which we refer to as the “Bank”), a Virginia state chartered bank, which currently offers credit card products and takes retail deposits; Capital One, F.S.B. (which we refer to as the “Savings Bank”), a federally chartered savings bank, which offers consumer and commercial lending and consumer deposit products; and Capital One Auto Finance, Inc. (which we refer to as “COAF”), which offers automobile and other motor vehicle financing products. Capital One Services, Inc., another of our subsidiaries, provides various operating, administrative and other services to us and our subsidiaries. We became a financial holding company on May 27, 2005.

As of June 30, 2005, we and our consolidated subsidiaries had approximately 48.9 million accounts and approximately $83.0 billion in managed consumer loans outstanding and were one of the largest providers of MasterCard® and Visa® credit cards in the United States. Important factors underlying the growth of our managed credit card loans and accounts include credit card industry dynamics, including the level of competition, and our business strategies around building, analyzing and applying results derived from large quantities of data to reduce credit risk, mass customize products for consumers and improve operational efficiency. We generally have labeled these strategies our “Information Based Strategy” or “IBS.” With our conversion to a bank holding company and the conversion of the Bank to a full-service bank, the Bank has the ability to engage in a variety of consumer lending and other banking activities.

We offer our products throughout the United States. We also offer our products outside of the United States principally through Capital One Bank (Europe) plc, an indirect subsidiary of the Bank organized and located in the United Kingdom and a branch of the Bank in Canada. Capital One Bank (Europe) plc has authority to accept deposits and provide credit card and installment loans.

We generally strive to use IBS to differentiate among customers based on credit risk, usage and other characteristics and to match customer characteristics with appropriate product offerings. To do this, we have built, and continue to enhance, sophisticated models and information systems, while employing a well-trained staff and a flexible culture to identify, develop and market credit card or other products and services to satisfy the demands of a competitive and ever changing marketplace. By actively testing a wide variety of product and service features, marketing channels and other aspects of offerings, we design customized solicitations, products and services that are targeted at specific credit customer segments, thereby enhancing response levels and maximizing returns on investment within given underwriting parameters.

We build on information derived from our initial sources with continued integrated testing and model development to improve the quality, performance and profitability of our solicitation and account management initiatives. We use this approach in all areas of our business, including solicitations, account management, credit line management, pricing strategies, usage stimulation, collections, recoveries, and account and balance retention.

Our common stock is listed on the New York Stock Exchange under the symbol “COF”. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

THE TRUSTS

The following description summarizes the formation, purposes and material terms of each trust. See “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Debt Securities” and “Description of the Trust Preferred Securities Guarantees” for more information on the following:

•	the trust preferred securities to be issued by each trust;

•	the junior subordinated debt securities to be issued by us to each trust and the applicable junior subordinated indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the trust preferred securities; and

•	the relationship among the trust preferred securities, the corresponding junior subordinated debt securities and the guarantees.

Each trust is a statutory trust created under Delaware law pursuant to:

•	a declaration of trust executed by us, as depositor of the Trust, and the Delaware trustee, the institutional trustee and the administrative trustees of such Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust may use this prospectus and the applicable prospectus supplement to offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable trust, which we call “trust preferred securities.” In addition to trust preferred securities offered to the public, each trust will sell common securities representing common beneficial interests in such trust to us and we call these securities “common securities.” All of the common securities of each trust will be owned by us. The common securities and the trust preferred securities are also referred to together as the “trust securities.”

Before trust securities are issued, the original declaration of trust for the relevant trust will be amended and restated in its entirety substantially in the form filed (or to be filed) with the registration statement of which this prospectus forms a part. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of those trust securities to acquire corresponding junior subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

Each trust will own only the applicable series of corresponding junior subordinated debt securities. The payment terms of the corresponding junior subordinated debt securities will be substantially the same as the terms of that trust’s trust preferred securities. The only source of funds for each trust will be the payments it receives from us on the corresponding junior subordinated debt securities. Each trust will use these funds to make any cash payments due to holders of its trust preferred securities.

Under the terms of the junior subordinated indenture, the trusts will have the right to be reimbursed by us for certain expenses relating to the trusts and the trust preferred securities.

The common securities of a trust will rank equally, and payments on them will be made pro rata, with the trust preferred securities of that trust, except that upon the occurrence and continuance of an event of default under a declaration of trust of such trust resulting from an event of default under the applicable junior subordinated indenture, our rights, as holder of the common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the trust preferred securities of that trust. See “Description of the Trust Preferred Securities – Ranking of the Common Securities.” We will acquire common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each trust. The prospectus supplement relating to any trust preferred securities will contain the details of the cash distributions to be made periodically.

Under certain circumstances, we may redeem the corresponding junior subordinated debt securities that we sold to a trust. If this happens, the trust will redeem a like amount of the trust preferred securities that it sold to the public and the common securities that it sold to us.

Under certain circumstances, we may dissolve a trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the related trust preferred securities. If this happens, owners of the trust preferred securities will no longer have any interest in such trust and will own only the corresponding junior subordinated debt securities we issued to the trust.

Unless otherwise specified in the applicable prospectus supplement:

•	each trust’s business and affairs will be conducted by its trustees;

•	the trustees will be appointed by us as holder of the common securities;

•	the trustees for each trust will be The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as Delaware trustee and the administrative trustees, who will be employees or officers of the Corporation or an affiliate of ours. The Bank of New York, as institutional trustee, will act as sole indenture trustee under each declaration of trust for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the guarantees and the applicable junior subordinated indenture;

•	if an event of default under the declaration of trust for a trust has occurred and is continuing, the holders of a majority in liquidation amount of the related trust preferred securities will be entitled to appoint, remove or replace the institutional trustee and/or the Delaware trustee for such trust;

•	under all circumstances, only the holder of the common securities has the right to vote for, appoint, remove or replace the administrative trustees;

•	the duties and obligations of each trustee are governed by the applicable declaration of trust; and

•	we will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is located at 1680 Capital One Drive, McLean, Virginia 22102, and the telephone number for each trust is (703) 720-1000.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement before making an investment decision. The risks and uncertainties described in the applicable prospectus supplement are not the only ones applicable to us, the trusts or an investment in the trust preferred securities. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial may also adversely affect us, the trusts or the trust preferred securities.

USE OF PROCEEDS

Each of the trusts will invest all proceeds received from the sale of its trust preferred and common securities to acquire a series of corresponding junior subordinated debt securities, which we call the “junior subordinated debt securities” issued by us.

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from our sale of the junior subordinated debt securities for general corporate purposes in the ordinary course of our business, including the reduction of short–term debt, possible acquisitions, investments in, or extensions of credit to, our subsidiaries and investments in securities.

We may temporarily invest any funds not required immediately for the purposes described above in short-term marketable securities. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings (in addition to our funding activities in the ordinary course of business) of a character and amount to be determined as the need arises. For current information, look at our filings with the SEC. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30,		Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Earnings to Fixed Charges:
Including Interest on Deposits	2.68	2.53	2.31	2.13	1.98	1.87	1.91
Excluding Interest on Deposits	4.88	4.42	3.99	3.59	3.19	2.89	2.48

The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative.

As of the date of this prospectus, we do not have any shares of preferred stock outstanding and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following description of the terms and provisions of the trust preferred securities summarizes the general terms that will apply to each series of trust preferred securities. The applicable prospectus supplement will describe the specific terms of the series of trust preferred securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities. The institutional trustee will act as trustee for each series of trust preferred securities under the applicable declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable declaration of trust and those made part of such declaration of trust by the Trust Indenture Act. This following description is not complete, and we refer you to the declaration of trust for each trust, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

General

Each declaration of trust authorizes the trustees of the applicable trust to issue common securities and trust preferred securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. All of the common securities will be owned, directly or indirectly, by us. The common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities except as set forth below under “—Ranking of Common Securities.”

Each declaration of trust does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each declaration of trust, the institutional trustee will hold title to the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

Each series of trust preferred securities will be issued in the amount, at the price and on the terms described in the prospectus supplement relating to the offering of those trust preferred securities. These terms will be substantially the same as the terms of the corresponding junior subordinated debt securities.

We will guarantee the trust preferred securities to the extent described in the applicable prospectus supplement. The trust preferred securities guarantee agreement executed for the benefit of the holders of the trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust preferred securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when a trust does not have funds available to make such payments. See “Description of the Trust Preferred Securities Guarantees.”

When a trust issues a series of trust preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of trust preferred securities. Those terms may include the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust and the liquidation amount of each trust preferred security;

•	the annual distribution rate (or method of determining that rate) for the trust preferred securities and the dates upon which those distributions will be payable;

•	whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•	whether distributions on the trust preferred securities will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions will be cumulative;

•	the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of the trust;

•	the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period within which, and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which the trust preferred securities will be issuable;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities as a condition to a specified action or amendment to the relevant declaration of trust;

•	whether the trust preferred securities will be convertible into or exchangeable for our common stock or preferred stock to the same extent and on the same terms as the underlying junior subordinated debt securities held by the trust, if applicable;

•	whether any remarketing or extension features will apply to the trust preferred securities; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

Distributions

When this prospectus refers to any payment of distributions, distributions include any interest payable unless otherwise stated. When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

Distributions will be cumulative, will accumulate from the original issue date (unless otherwise specified in the prospectus supplement) and will be payable on the dates specified in the prospectus supplement. The distribution rate and the distribution dates and other payment dates for the trust preferred securities will correspond to the interest rate and distribution dates and other payment dates on the related junior subordinated debt securities.

Deferral of Distributions. If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debt securities for an extension period of up to the number of consecutive interest payment periods specified in the applicable prospectus supplement as described under “Description of the Junior Subordinated Debt Securities –Option to Extend Interest Payment Period.” Distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement during any extension period.

Redemption

Unless otherwise provided in the applicable prospectus supplement, a trust may not redeem its trust preferred securities, except upon the occurrence of a special event, until the optional redemption date specified in such prospectus supplement. On or after such date, or upon the occurrence of a special event, upon any permitted redemption by us of any junior subordinated debt securities, the applicable trust will apply the proceeds from such redemption to redeem the corresponding trust preferred securities and common securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debt securities redeemed. The redemption price for any trust preferred securities so redeemed will be equal to their liquidation amount plus any accumulated and unpaid distributions on the securities redeemed to the date of redemption. A special event will result from certain changes in law or interpretation that will be described in the applicable prospectus supplement, which may include changes in tax, investment company or bank regulatory law or interpretation.

Except to the extent described under “—Ranking of the Common Securities” below, the trust preferred securities and the common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding. If required, we will obtain the prior approval of the Board of Governors of the Federal Reserve System, or Federal Reserve, before exercising the redemption rights described in the preceding paragraph. The specific procedures relating to the redemption of the trust preferred securities are set forth below.

Redemption Procedures

Because the trust preferred securities will be issued in the form of global securities held by The Depository Trust Company, or DTC, the following description relates to the procedures applicable to global securities. Please read “—Global Trust Preferred Securities; Book-Entry Only Issuance” for more information about global securities.

The institutional trustee will give each holder of trust preferred securities at least 30, but not more than 60 days’ notice of any redemption of trust preferred securities of such series, which notice will be irrevocable. If the institutional trustee gives a notice of redemption of the trust preferred securities, then by 12:00 noon, New York City time, on the redemption date, unless otherwise specified in the applicable prospectus supplement, the institutional trustee will deposit irrevocably with DTC or its nominee, funds sufficient to pay the applicable redemption price to the extent we have paid the institutional trustee a sufficient amount of cash in connection with the related redemption or repayment of the corresponding junior subordinated debt securities. The institutional trustee will also give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities.

If notice of redemption has been given and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the trust preferred securities called for redemption and all rights of the holders of such trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to a guarantee as described under “Description of the Trust Preferred Guarantees,” distributions on such trust preferred securities will continue to accrue at the distribution rate for such trust preferred securities, unless otherwise specified in the applicable prospectus supplement, from the redemption date originally established by the applicable trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law including, without limitation, United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution or exchange of junior subordinated debt securities to holders of trust preferred securities shall be made to the applicable record holders thereof as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day before the redemption date or liquidation date, as applicable, so long as the securities are in book-entry form.

If a trust redeems less than all of its trust securities on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated proportionately among the trust securities. In the case of trust preferred securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee.

Distribution of the Junior Subordinated Debt Securities

Unless stated otherwise in the applicable prospectus supplement, we will have the right at any time to elect to dissolve a trust by causing the junior subordinated debt securities it holds to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. If we elect to dissolve a trust, the junior subordinated debt securities will be distributed to the holders of related trust securities in exchange therefor, and thereupon the trust shall dissolve.

If the applicable junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will attempt to cause the junior subordinated debt securities to be listed on the New York Stock Exchange or on such other exchange as the trust preferred securities are then listed.

After the date for any distribution of junior subordinated debt securities upon dissolution of any trust:

•	the trust preferred securities of such trust will no longer be deemed to be outstanding;

•	the securities depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities until such certificates are presented to us or our agent for transfer or reissue.

There can be no assurance as to the market prices for either the trust preferred securities or the junior subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a trust were to occur. This means that the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Liquidation Distribution Upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust as a “liquidation.” Upon the liquidation of a trust, the holders of the trust preferred securities will be entitled to receive the stated liquidation amount of their securities plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if we instead distribute on a ratable basis to the holders of the trust preferred securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities outstanding at such time. See “—Distribution of the Junior Subordinated Debt Securities” above.

If this distribution can be paid only in part because a trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro-rata basis, except as set forth below under “—Ranking of Common Securities.”

Pursuant to the applicable declaration of trust, a trust will dissolve:

(1)	unless earlier dissolved, on the expiration of the term of such trust;

(2)	upon the bankruptcy of us or the holder of the common securities;

(3)	upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or us or (b) the revocation of the charter of the holder of common securities or of our charter and the expiration of 90 days after the date of such action without a reinstatement thereof;

(4)	upon the distribution of junior subordinated debt securities to holders of trust preferred securities after an election by us to make such a distribution and dissolve the trust;

(5)	upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the trust;

(6)	before the trust issues any trust securities, with the consent of the administrative trustees and the Corporation; or

(7)	upon the redemption of all the trust securities of such trust.

Ranking of Common Securities

In connection with the issuance of trust preferred securities, each trust will also issue a series of common securities to us. Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable declaration of trust relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a declaration of trust resulting from an event of default under the junior subordinated indenture, we as holder of the trust’s common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated, as described under “—Declaration Defaults” below.

Declaration Defaults

An “indenture default” is a default under a junior subordinated indenture and also constitutes a “declaration default,” which is an event of default under a declaration of trust relating to the trust securities. Pursuant to each declaration of trust, any holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the trust preferred securities have been so cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the institutional trustee as to matters under the applicable declaration of trust, and therefore the junior subordinated indenture. If any declaration default relating to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the applicable declaration of trust, such waiver will also constitute a waiver of such declaration default relating to the common securities for all purposes under the applicable declaration of trust without any further act, vote or consent of the holders of common securities. See “—Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of trust preferred securities may directly institute a legal proceeding against us to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of trust preferred securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the junior subordinated debt securities. Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue us to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration of trust to the extent of any payment made by us to such holder of trust preferred securities in such direct action. This means that we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default, as described under “Description of the Junior Subordinated Debt Securities – Indenture Events of Default,” the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the junior subordinated indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable.

The Corporation and each trust are each required to file annually with the institutional trustee an officers’ certificate as to their compliance with all conditions and covenants under the applicable declaration of trust.

Merger, Consolidation and Amalgamation

A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. A trust may, with the consent of the administrative trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(1)	such successor entity either:

(a)	expressly assumes all of the obligations of the trust under the trust securities; or

(b)	substitutes for the trust preferred securities other successor securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2)	we, as issuer of the junior subordinated debt securities, expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3)	immediately following such merger, consolidation, amalgamation or replacement, the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted, if any;

(4)	such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6)	such successor entity has a purpose identical to that of the trust;

(7)	prior to such merger, consolidation, amalgamation or replacement, the trust has received an opinion of a nationally recognized independent counsel to the trust experienced in such matters to the effect that:

(a)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b)	following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act of 1940, or the Investment Company Act; and

(c)	following such merger, consolidation, amalgamation or replacement, the trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8)	we guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Global Trust Preferred Securities; Book-Entry Only Issuance

Global Trust Preferred Securities. Each trust may issue its trust preferred securities in the form of one or more global securities, which we will refer to as the “global trust preferred securities,” that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global trust preferred securities of each trust will be DTC, and the following is a summary of the depositary arrangements applicable to those global trust preferred securities.

Each global trust preferred security will be deposited with, or on behalf of, DTC, as depositary, and will be registered in the name of the depositary or a nominee of the depositary. The depositary will thus be the only registered holder of these trust preferred securities and will be considered the sole owner of the trust preferred securities for purposes of each declaration of trust.

The depositary has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with it. The depositary also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository Trust Company is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation, in turn, is owned by a number of The Depository Trust Company’s direct participants, by members of certain other subsidiaries of The Depository Trust & Clearing Corporation and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depositary’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Upon the issuance of the global trust preferred securities, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the trust preferred securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global trust preferred securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global trust preferred securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by the depositary or its nominee (with respect to participants) and the records of participants (with respect to persons who hold their interests through participants). The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in the trust preferred securities to certain purchasers.

So long as the depositary, or its nominee, is the registered holder of any global trust preferred securities, the depositary or its nominee will be considered the sole owner or holder of the trust preferred securities represented by those global trust preferred securities for all purposes under the applicable declaration of trust. Except as set forth below, owners of beneficial interests in the global trust preferred securities will not be entitled to have trust preferred securities represented by such global trust preferred securities registered in their names, will not receive or be entitled to receive physical delivery of trust preferred securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the applicable declaration of trust. Accordingly, each person owning a beneficial interest in the global trust preferred securities must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable declaration of trust. Under existing industry practices, in the event that a trust requests any action of holders or that an owner of a beneficial interest in the global trust preferred securities desires to give any consent or take any action under the applicable declaration of trust, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement for a series of trust preferred securities, distributions on trust preferred securities registered in the name of or held by the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as registered holder of the global trust preferred securities. None of trusts, we, any trustee, any paying agent nor the security registrar for the trust preferred securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global trust preferred securities or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We have been advised by the depositary that upon receipt of any distribution or payment of principal in respect of the global trust preferred securities, the depositary will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global trust preferred securities as shown on the records of the depositary or its nominee. Payments by participants to owners of beneficial interests in the global trust preferred securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participants.

Except as provided below, owners of beneficial interests in a global trust preferred security will not be entitled to receive physical delivery of trust preferred securities in certificated form and will not be considered the holders of the trust preferred securities for any purpose under the applicable declaration of trust, and no global trust preferred security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary and if the beneficial owner is not a participant, on the procedures of the participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable declaration of trust.

A global trust preferred security is exchangeable for definitive trust preferred securities registered in the name of persons other than DTC only if:

(a)	DTC is unwilling or unable to continue as depositary and we are not able to locate a qualified successor depositary; or

(b)	the administrative trustees elect, after consultation with us, that the trust preferred securities issued in the form of one or more global trust preferred securities will no longer be represented by a global trust preferred security.

A global trust preferred security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated trust preferred securities in registered form of like tenor and of an equal aggregate liquidation amount and in a denomination equal to the liquidation amount per trust preferred security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive trust preferred securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global trust preferred securities.

Voting Rights

Except as described in this prospectus under “Description of the Trust Preferred Securities Guarantees – Amendments and Assignment,” and except as provided under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as it may be amended from time to time, or any successor legislation, or the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the applicable declaration of trust, the holders of the trust preferred securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the trust securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee, as holder of the junior subordinated debt securities, to:

(1)	direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to the junior subordinated debt securities;

(2)	waive any past indenture default that may be waived under the junior subordinated indenture;

(3)	exercise any right to rescind or annul an acceleration of the maturity of the corresponding junior subordinated debt securities; or

(4)	consent to any amendment, modification or termination of the junior subordinated indenture where such consent is required.

If a default under a junior subordinated indenture has occurred, we, as holder of the common securities of the applicable trust, will be restricted in our ability to direct the institutional trustee, as described under “—Declaration Defaults” above.

The institutional trustee is required to notify all holders of the trust preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, the applicable trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the junior subordinated indenture for any amendment, modification or termination of the junior subordinated indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the junior subordinated indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the trust preferred securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of trust preferred securities a notice of any meeting at which such holders are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date and time of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute junior subordinated debt securities in accordance with the declaration of trust.

Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any trust preferred securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated for purposes of such vote or consent as if they were not outstanding.

Holders of the trust preferred securities generally will have no rights to appoint or remove the administrative trustees. Instead, these trustees may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

Amendment of Declarations of Trust

The administrative trustees may generally amend a declaration of trust without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the rights, privileges or preferences of any holder of trust preferred securities. In particular, the administrative trustees may amend a declaration of trust to:

•	cure any ambiguity, correct or supplement any provisions in such declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which may not be inconsistent with the other provisions of such declaration of trust;

•	modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;

•	add to our covenants, restrictions or obligations;

•	maintain the qualification of such declaration of trust under the Trust Indenture Act; or

•	modify, eliminate or add to any provision of such declaration of trust to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

Such amendment may only be made with the consent of the institutional trustee, if the rights, powers, duties, obligations or immunities of the institutional trustee will be affected, and with the consent of the Delaware trustee, if the rights, powers, duties, obligations or immunities of the Delaware trustee will be affected.

If any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities of the trust, whether by way of amendment to the declaration or otherwise or

(2)	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the trust securities of such trust, voting together as a single class, will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities of the trust, voting together as a single class. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to a declaration of trust if such amendment or modification would:

•	cause the applicable trust to be classified for United States federal income tax purposes as other than a grantor trust,

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act, or

•	cause the applicable trust to be deemed an “investment company” which is required to be registered under the Investment Company Act.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates as specified under “—Global Trust Preferred Securities; Book-Entry Only Issuance” above.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the institutional trustee and any co-paying agent chosen by the institutional trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, to the institutional trustee and to us. In the event that the institutional trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to us and the institutional trustee, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the administrative trustees, or an agent designated by the administrative trustees for a trust will act as registrar and transfer agent for the trust preferred securities issued by that trust.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Institutional Trustee

The institutional trustee for each trust holds title to the junior subordinated debt securities purchased by the trust for the benefit of the holders of the trust’s trust securities. In that capacity, the institutional trustee has the power to exercise all rights, power and privileges as a holder under the junior subordinated indenture pursuant to which the junior subordinated debt securities are issued. In addition, the institutional trustee has exclusive control of a segregated non interest bearing account of the trust, in which all payments made on the junior subordinated debt securities will be held for the benefit of the holders of the applicable trust preferred securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable trust preferred securities out of funds in that account.

Prior to the occurrence and during the continuance of an event of default under the applicable declaration of trust, the institutional trustee will undertake to perform only such duties as are specifically set forth in the applicable declaration of trust. After a default, the institutional trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs.

However, the institutional trustee is under no obligation to exercise any of the powers vested in it by the applicable declaration of trust at the request of any holder of trust preferred securities unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of trust preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

If no declaration default has occurred and is continuing and the institutional trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable declaration of trust or is unsure of the application of any provision of such declaration of trust, and the matter is not one on which holders of trust preferred securities are entitled under such declaration of trust to vote, then the institutional trustee will take such action as is directed by us and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the institutional trustee or its affiliates in the ordinary course of their businesses.

Miscellaneous

The administrative trustees for any trust are authorized and directed to conduct the affairs of and to operate that trust in such a way that it:

•	will not be required to register as an “investment company” under the Investment Company Act;

•	will not cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes; and

•	cooperates with us to cause the junior subordinated debt securities held by that trust to be treated as indebtedness of ours for United States federal income tax purposes.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

The declarations of trust will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

The following description of the terms and provisions of our junior subordinated debt securities summarizes the general terms that will apply to each series of junior subordinated debt securities that will be issued and sold by us and purchased by the trust that issues the corresponding series of trust preferred securities. Each prospectus supplement will describe the specific terms of the series of trust preferred securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, each time a trust issues a series of trust preferred securities, we will issue a new series of junior subordinated debt securities. Each series of junior subordinated debt securities will be issued under a corresponding indenture between us and the indenture trustee, as may be supplemented from time to time by one or more supplemental indentures (each, a “junior subordinated indenture”). There is no limit on the aggregate principal amount of junior subordinated debt securities we may issue, and we may issue the junior subordinated debt securities from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors. Each purchaser should read the applicable junior subordinated indenture for additional information before purchasing any trust preferred securities.

General

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities and common securities that the applicable trust issues. The trust will use the proceeds of the issuance and sale of the trust securities to purchase the corresponding junior subordinated debt securities from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debt securities will correspond to the distribution payment provisions of the corresponding series of trust preferred securities.

Each series of junior subordinated debt securities will be unsecured and will rank equally with all of our other series of junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future “Senior Indebtedness,” as such term is defined in the applicable prospectus supplement.

Under circumstances involving the dissolution of a trust, the junior subordinated debt securities owned by that trust may be distributed to the holders of trust preferred securities in liquidation of that trust, provided that any required regulatory approval is obtained.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. The terms will include some or all of the following:

•	the title and type of the junior subordinated debt securities of the series, which will distinguish the junior subordinated debt securities of the series from all other junior subordinated debt securities;

•	any limit on the total principal amount of the junior subordinated debt securities of that series;

•	the price at which the junior subordinated debt securities will be issued;

•	the date or dates on which the principal of and any premium on the junior subordinated debt securities will be payable;

•	the maturity date or dates of the junior subordinated debt securities or the method by which those dates can be determined;

•	if the junior subordinated debt securities will bear interest:

•	the interest rate on the junior subordinated debt securities or the method by which the interest rate may be determined;

•	whether payment of interest will be contingent in any respect and/or the interest rate reset;

•	the date from which interest will accrue;

•	the record and interest payment dates for the junior subordinated debt securities; and

•	the circumstances under which we may defer interest payments;

•	any remarketing or extension features of the junior subordinated debt securities;

•	the place or places where:

•	payments of principal of and premium, if any, and interest on the junior subordinated debt securities of the series will be payable;

•	the junior subordinated debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the junior subordinated debt securities and under the applicable junior subordinated indenture;

•	the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, repay or purchase the junior subordinated debt securities of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debt securities of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	any sinking fund provisions that would obligate us to redeem the junior subordinated debt securities before their final maturity;

•	whether the junior subordinated debt securities will be convertible into or exchangeable for shares of common stock or shares of preferred stock and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock, the terms of such preferred stock;

•	the additions or changes, if any, to the applicable junior subordinated indenture regarding the junior subordinated debt securities of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debt securities of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the denominations in which any junior subordinated debt securities of the series will be issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities of the series will be payable, or in which the junior subordinated debt securities of the series will be denominated;

•	any circumstances under which the junior subordinated debt securities may be paid in a currency other than the currency in which the junior subordinated debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Satisfaction and Discharge” apply to the junior subordinated debt securities;

•	any events of default which will apply to the junior subordinated debt securities in addition to those contained in the applicable junior subordinated indenture and any events of default contained in the applicable junior subordinated indenture which will not apply to the junior subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debt securities of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debt securities;

•	any additions or changes to or deletions of the covenants contained in the applicable junior subordinated indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether any junior subordinated debt securities of the series will be issuable in whole or in part in the form of one of more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•	whether the junior subordinated debt securities of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debt securities of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•	the identity of the security registrar and paying agent for the junior subordinated debt securities if other than the institutional trustee;

•	any special tax implications of the junior subordinated debt securities;

•	any special provisions relating to the payment of any additional amounts on the junior subordinated debt securities;

•	the terms of any securities being offered together with or separately from the junior subordinated debt securities;

•	the terms and conditions of any obligation or our right or the right of a holder to convert or exchange the junior subordinated debt securities into trust preferred securities or other securities; and

•	any other terms of the junior subordinated debt securities.

Whenever the term “holder” is used in this prospectus with respect to a registered junior subordinated debt security, it refers to the person in whose name such junior subordinated debt security is registered in the security register.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debt securities will be subordinated and junior in right of payment to all our existing and future Senior Indebtedness (as such term is defined in the applicable prospectus supplement).

This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any of our Senior Indebtedness has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our Senior Indebtedness has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Indebtedness must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment.

Conversion or Exchange

The terms on which a series of junior subordinated debt securities may be convertible or exchangeable into trust preferred securities, our common stock, preferred stock or other securities will be set forth in the applicable prospectus supplement relating to such series. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities shall be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Redemption

Unless stated otherwise in the accompanying prospectus supplement, we shall have the right to redeem junior subordinated debt securities as described above under “Description of the Trust Preferred Securities – Redemption.” The redemption price for any junior subordinated debt securities so redeemed will equal any accrued and unpaid interest to the redemption date, plus 100% of the outstanding principal amount, unless the applicable prospectus supplement states differently.

Option to Extend Interest Payment Period

If provided in the applicable prospectus supplement, we will have the right from time to time to defer interest payments by extending the interest payment period for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. At the end of an extension period, we will pay all interest then accrued and unpaid, together with interest thereon compounded as described and at the rate specified in the applicable prospectus supplement during such extension period to the extent permitted by applicable law. During any such extension period:

(a)	We will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock or make any guarantee payment with respect thereto other than:

(i)	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii)	as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock; or

(iii)	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

(b)	We will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any junior subordinated debt securities issued by us which rank equally with or junior to the junior subordinated debt securities.

The foregoing, however, will not apply to any stock dividends paid by us where the dividend stock is the same stock as that on which the dividend is being paid.

Prior to the termination of any extension period, we may further defer payments of interest by extending such extension period. Such extension period, including all such previous and further extensions, however, may not exceed 20 consecutive quarterly periods, or 10 consecutive semi-annual periods, as applicable, including the quarterly or semi-annual period in which notice of such extension period is given. In addition, no extension period may extend beyond the maturity of the junior subordinated debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period. No interest shall be due and payable during an extension period.

If the institutional trustee is the sole holder of the series of junior subordinated debt securities for which we are deferring interest, we will give the administrative trustees and the institutional trustee notice of our selection of an extension period at least one business day prior to the earlier of:

(1)	the date distributions on the corresponding trust preferred securities would be payable, if not for such extension period, or

(2)	the date the administrative trustees of the applicable trust are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the corresponding trust preferred securities of the record date or the date such distributions would be payable, if not for such extension period, but in any event at least one business day prior to such record date.

The administrative trustees will give notice of our selection of such extension period to the holders of the corresponding trust preferred securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities for which we are deferring interest, we will give the holders of the junior subordinated debt securities notice of our selection of the extension period ten business days prior to the earlier of:

(1)	the next succeeding interest payment date; or

(2)	the date upon which we are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment.

Indenture Events of Default

Each junior subordinated indenture will provide that the following are events of default relating to the junior subordinated debt securities:

(1)	failure to pay in full interest accrued on any junior subordinated debt security upon the conclusion of a period consisting of 20 consecutive quarters (or in the case of the junior subordinated debt securities on which interest is paid semi-annually, 10 consecutive periods) commencing with the earliest quarterly or semi-annual period for which interest (including interest accrued on deferred payments) has not been paid in full and continuance of such failure to pay for a period of 30 days; or

(2)	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee.

If any indenture event of default shall occur and be continuing, either the indenture trustee or the holders of 25% or more in principal amount of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any accrued and unpaid interest (including any additional amounts, as defined in the applicable prospectus supplement), and any other amounts payable under the junior subordinated indenture to be immediately due and payable. The indenture trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities.

Indenture Defaults

Each junior subordinated indenture will provide that the following are “indenture defaults” relating to the junior subordinated debt securities:

(1)	an indenture event of default, as described above;

(2)	a default in the payment of the principal of, or premium, if any, on any junior subordinated debt security when payable, whether at its maturity or upon redemption or otherwise;

(3)	a default for 30 days in the payment of any installment of interest on any junior subordinated debt security;

(4)	a default by us for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5)	the applicable trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust securities in liquidation or redemption of their interests in the trust upon a special event, (ii) the redemption of all of the outstanding trust preferred securities of such trust or (iii) certain mergers, consolidations or amalgamations of the trust.

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are also indenture events of default, as defined above. An indenture default will also constitute a declaration default. The holders of trust preferred securities in limited circumstances will have the right to direct the indenture trustee to exercise their rights as the holders of the junior subordinated debt securities. See “Description of the Trust Preferred Securities — Declaration Defaults” and “—Voting Rights.”

Any deferral of interest or extension of interest payment period on the junior subordinated debt securities made in accordance with any interest deferral provisions of the corresponding prospectus supplement will not constitute a default under any junior subordinated indenture.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders.

Enforcement of Rights by Holders of Trust Preferred Securities

If a default occurs under any junior subordinated indenture and that default is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debt securities when due, then if the junior subordinated debt securities are held by a trust, a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Consolidation, Merger and Sale of Assets

Each junior subordinated indenture will provide that we will not consolidate or merge with another corporation or convey, transfer or lease our assets substantially as an entirety unless:

•	the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest (including additional amounts) on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the junior subordinated indenture on our part;

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing; and

•	we have delivered to the indenture trustee an officer’s certificate stating that such merger, conveyance, transfer or lease and any supplemental junior subordinated indenture will comply with the terms of the junior subordinated indenture.

Upon any such consolidation, merger, conveyance, transfer or lease, the successor corporation shall succeed to and be substituted for us under the junior subordinated indenture. Thereafter we shall be relieved of all obligations and covenants under the junior subordinated indenture and the junior subordinated debt securities. See “Description of the Trust Preferred Securities – Merger, Consolidation or Amalgamation” above.

Certain Covenants

Unless stated otherwise in the applicable prospectus supplement, so long as any trust has trust preferred securities outstanding, we will covenant in each junior subordinated indenture to:

(1)	directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor succeeds to our ownership of the common securities;

(2)	not voluntarily dissolve, wind-up or terminate the trust, except in connection with:

(a)	a distribution of junior subordinated debt securities; or

(b)	mergers, consolidations or amalgamations of the trust permitted by the declaration of trust;

(3)	timely perform our duties as sponsor of the trust; and

(4)	use our reasonable efforts to cause the trust to:

(a)	remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of such trust, or mergers, consolidations or amalgamations of the trust, each as permitted by the declaration of trust of such trust, and

(b)	otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Modifications and Amendments

Without the consent of any holders of junior subordinated debt securities, we and the indenture trustee may through supplemental indentures make certain modifications and amendments to a junior subordinated indenture to add covenants for the benefit of holders of all or any series of junior subordinated debt securities, to add additional defaults, to change or eliminate provisions of such indenture when no junior subordinated debt security of any series created prior thereto is entitled to the benefit of such provision, to cure ambiguities, correct or supplement any defects or inconsistent provisions or make any other provision provided that such cure, correction, supplement or provision does not materially adversely affect the interests of the holders of any junior subordinated debt securities, and for certain other specified purposes.

We and the trustees, with the consent of the holders of at least a majority in aggregate principal amount of the junior subordinated debt securities of a series that are affected by the modification, may modify the applicable junior subordinated indenture or any supplemental indenture affecting that series or the rights of the holders of such junior subordinated debt securities. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1)	change the date on which principal of or interest on such securities is due and payable;

(2)	reduce the rate of interest on such securities;

(3)	reduce the principal amount of such securities or the premium, if any, on such securities;

(4)	change the place any principal, premium or interest is payable;

(5)	change the currency in which any such securities or any interest thereon are payable; or

(6)	impair the right of holders of trust preferred securities to take direct action against us as described under “Description of the Trust Preferred Securities – Declaration Defaults.”

In addition, a junior subordinated indenture may not be amended without the consent of each holder of junior subordinated debt securities affected thereby to modify the subordination of the junior subordinated debt securities issued under that junior subordinated indenture in a manner adverse to the holders of the junior subordinated debt securities.

Satisfaction and Discharge

A junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under such junior subordinated indenture when all junior subordinated debt securities issued under such indenture not previously delivered to the indenture trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, subject to prior approval of the Federal Reserve if required, we have deposited with the indenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debt securities of that series and any other amounts payable under the junior subordinated indenture, and we have provided the indenture trustee with an officer’s certificate and opinion of counsel stating that the applicable terms of the junior subordinated indenture have been complied with.

Book-Entry and Settlement

Unless stated otherwise in the applicable prospectus supplement, if junior subordinated debt securities are distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of a trust as a result of the occurrence of a special event, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under the limited circumstances described under “Description of the Trust Preferred Securities – Global Trust Preferred Securities; Book-Entry Only Issuance” above, junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the applicable junior subordinated indenture, of the global security for any purpose under the applicable junior subordinated indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the junior subordinated indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of trust preferred securities in liquidation of such holders’ interests in the applicable trust, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Trust Preferred Securities – Global Trust Preferred Securities; Book-Entry Only Issuance.”

Neither the Corporation, any trust, any paying agent and any other agent we may appoint nor the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security or has ceased to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and in either case we fail to appoint a successor depositary within 90 days;

•	we, in our sole discretion, determine that such global security shall be so exchangeable; or

•	there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding junior subordinated debt securities determine that the global security will be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Information Regarding the Indenture Trustee

The indenture trustee is under no obligation to exercise any of the powers vested in it by any junior subordinated indenture at the request of any holder of the junior subordinated debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is no required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

Each junior subordinated indenture will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

Unless stated otherwise in the applicable prospectus supplement, each junior subordinated indenture will provide that we will pay all fees and expenses related to:

(1)	the offering of the junior subordinated debt securities and the corresponding trust securities;

(2)	the organization, maintenance and dissolution of each trust;

(3)	the retention of the trustees; and

(4)	the enforcement by the institutional trustee of the rights of the holders of the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of the general terms that apply to the trust preferred securities guarantees that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. Each purchaser should read the applicable trust preferred securities guarantee for additional information before purchasing any trust preferred securities.

References to the “junior subordinated debt securities” owned by a trust means the junior subordinated debt securities issued by us and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the applicable trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

(1)	any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available for distributions;

(2)	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

(3)	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

(b)	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions, except to the extent a trust shall have funds available for such payments and shall have not applied such funds to make required payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on its trust preferred securities and will not have funds available for such payments and under such circumstances payments of such amounts will not be made under the trust preferred securities guarantee. See “—Status of the Trust Preferred Securities Guarantees” below. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated indenture under which the related junior subordinated debt securities are issued and the related declaration of trust, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a junior subordinated basis of payments due on the related trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to its common securities to the same extent of the trust preferred securities.

Status of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will be unsecured and will rank:

(1)	subordinate and junior in right of payment to all of our other liabilities in the same manner as our junior subordinated debt securities as set forth in the applicable junior subordinated indenture; and

(2)	equally with all other trust preferred security guarantees that we issue, our junior subordinated debt securities and any of our other obligations that rank equally with such guarantee.

Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under such guarantee without suing any other person or entity. Each trust preferred securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the corresponding junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the applicable trust preferred securities.

Termination of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will terminate:

(1)	upon full payment of the redemption price of all related trust preferred securities of the applicable trust;

(2)	upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities; or

(3)	upon full payment of the amounts payable in accordance with the applicable declaration of trust upon liquidation of the trust.

A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must repay any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under each trust preferred securities guarantee will occur if we fail to make our required payments or perform any of our other obligations under such trust preferred securities guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to a guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, will be required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantees.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the applicable trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust preferred securities guarantee at the request of any holder of the related trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

We and or our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

Full and Unconditional Guarantee

Taken together, our obligations under any junior subordinated debt securities, junior subordinated indenture, declaration of trust and guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of any trust’s obligations under its trust preferred securities. If and to the extent that we do not make payments on the junior subordinated debt securities, a trust will not pay distributions or other amounts due on the trust preferred securities. Each guarantee does not cover payment of distributions when a trust does not have sufficient funds to pay such distributions. In such an event, a holder of trust preferred securities may institute an action directly against us to enforce payment of such distributions to such holder after the respective due dates.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of the trust preferred securities under such trust preferred securities; and

•	each declaration of trust will provide that the applicable trust will not engage in any activity that is not consistent with the limited purpose of such trust.

Notwithstanding anything to the contrary in the applicable junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make thereunder with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the applicable guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A holder may institute a direct action against us to enforce its rights under the declaration of trust only if a declaration default has occurred and is continuing and is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable.

A default or event of default under any of our Senior Indebtedness will not constitute an indenture event of default. However, in the event of payment defaults under, or acceleration of, our Senior Indebtedness, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the junior subordinated debt securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debt securities would constitute an indenture event of default, but under the subordination provisions, no payment on the junior subordinated debt securities could be made by us unless holders of our Senior Indebtedness are paid in full. See “Description of Junior Subordinated Debt Securities — Subordination” above.

Limited Purpose of Trust

The trust preferred securities will evidence a beneficial interest in a trust, and such trust will be created for the sole purpose of issuing the trust preferred securities and common securities and investing the proceeds thereof in the junior subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated debt securities will be that a holder of junior subordinated debt securities will be entitled to receive from us the principal amount of and interest accrued on the junior subordinated debt securities, while a holder of trust preferred securities will be entitled to receive distributions from the trust, including any amounts to be received upon redemption of the trust preferred securities, or amounts received from us under the applicable guarantee, if and to the extent a trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of any trust involving the liquidation of the junior subordinated debt securities, the holders of the trust preferred securities are entitled to receive, out of assets held by the trust after satisfaction of liabilities to creditors of the trust, as provided by applicable law, the liquidation distribution in cash. See “Description of the Trust Preferred Securities — Liquidation Distribution Upon Dissolution.” Upon our voluntary or involuntary liquidation or bankruptcy, the institutional trustee, as holder of the junior subordinated debt securities, would be our junior subordinated creditor, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any of our common or preferred stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than a trust’s obligations to the holders of the trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

An investment in the trust preferred securities may have federal income tax consequences for you. Please read the “United States Federal Income Tax Considerations” section in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and any of the trusts may issue and sell the securities being offered by this prospectus and a prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will describe the terms of the offering of any securities being offered in a prospectus supplement, including:

•	the names of the underwriters, dealers or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that will be received by the trust from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We and the trusts may offer and sell trust preferred securities from time to time to one or more underwriters who would purchase the trust preferred securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the trust preferred securities are sold to underwriters, we and the applicable trust will execute an underwriting agreement with them at the time of the sale and we will name them in a prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of trust preferred securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the trust preferred securities unless certain conditions are satisfied, and if the underwriters purchase any of the trust preferred securities, they will be required to purchase all of the offered trust preferred securities. The underwriters may acquire the trust preferred securities for their own account and may resell the trust preferred securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered trust preferred securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We and the trusts may offer and sell trust preferred securities from time to time to one or more dealers who would purchase the trust preferred securities as principal. The dealers then may resell the offered trust preferred securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in a prospectus supplement.

Distribution Through Agents

We and the trusts may offer and sell trust preferred securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale of the trust preferred securities and describe any commissions payable by us to the agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

We and the trusts may sell directly to, and solicit offers from, purchasers, including institutional purchasers or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the trust preferred securities. We will describe the terms of any sales of this kind in a prospectus supplement.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the trust preferred securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the trust preferred securities. Remarketing firms will act as principals for their own account or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and the applicable trust and will describe the remarketing firm’s compensation.

General Information

Underwriters, dealers or agents participating in an offering of securities and remarketing firms participating in a remarketing of securities may be deemed to be underwriters, and any discounts and commissions received by them from us or a trust and any profit realized by them on resale of the offered trust preferred securities to purchasers of securities for whom they may act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We and the trusts may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Ordinarily, each series of offered trust preferred securities will be a new issue of trust preferred securities and will have no established trading market.

In connection with any offering of the trust preferred securities in an underwritten transaction and in accordance with applicable law and industry practice, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered trust preferred securities or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the offered trust preferred securities for the underwriters’ own account.

•	An underwriter may place a stabilizing bid to purchase an offered trust preferred security for the purpose of pegging, fixing or maintaining the price of that trust preferred security.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered trust preferred securities by bidding for, and purchasing, the offered trust preferred securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered trust preferred securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the trust preferred securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters to whom the offered trust preferred securities are sold for offering and sale may make a market in the offered trust preferred securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered trust preferred securities may or may not be listed on a securities exchange. We cannot assure you that there will be a liquid trading market for the offered trust preferred securities.

Under agreements entered into with us or a trust, underwriters and agents may be entitled to indemnification by us or a trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The National Association of Securities Dealers, Inc. requires that this offering be conducted in compliance with Rule 2810 of its Conduct Rules.

In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or

independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.

Underwriters, dealers or agents participating in a distribution of trust preferred securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered trust preferred securities, whether received from an issuer or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Under agreements that we and the applicable trust may enter into, underwriters, dealers or agents who participate in the distribution of trust preferred securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us and the applicable trust against some types of liabilities, including liabilities under the Securities Act, or to reimbursement for some types of expenses.

Underwriters, dealers, agents or their affiliates may engage in financial or other business transactions with or perform services for, us or any of the trusts or our or their affiliates in the ordinary course of business.

CERTAIN LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP will pass upon certain legal matters in connection with the securities and Richards, Layton & Finger, P.A. will pass upon certain legal matters in connection with Delaware law. Morrison & Foerster, LLP will pass upon certain legal matters for the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future.

EXPERTS

The consolidated financial statements of Capital One Financial Corporation included in Capital One Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2004, and Capital One Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports, given on the authority of such firm as experts in accounting and auditing.

[BACK COVER]

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [                    ], 2005

PROSPECTUS SUPPLEMENT

(To prospectus dated ●, 2005)

[    000,000] Securities

Capital One Capital [  ]

$ [                    ] Liquidation Amount

[        ]% Trust Preferred Securities

Fully and unconditionally guaranteed,

as described in this prospectus supplement, by

Capital One Financial Corporation

Capital One Capital [    ] will offer for sale the [    ]% trust preferred securities, representing undivided preferred beneficial interests in its assets, and will sell to Capital One Financial Corporation common securities representing undivided common beneficial interests in its assets. The trust will use the sales proceeds to buy an equal principal amount of [    ]% Capital One Financial Corporation junior subordinated debt securities, due [            ]. The trust preferred securities will be payable [quarterly] in arrears, commencing on [            ].

Application will be made to list the [    ]% trust preferred securities on the New York Stock Exchange. If approved for listing, we expect the [    ]% trust preferred securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

We can defer interest payments on the junior subordinated debt securities to be owned by Capital One Capital [    ] at any time for up to [20] consecutive [quarterly] periods. If we do defer interest payments, the trust will also defer payment of distributions on the trust preferred securities. However, additional distributions will accumulate on the deferred distributions at an annual rate equal to [    ]%, compounded [quarterly], to the extent permitted by law.

Some or all of the trust preferred securities may be redeemed at any time on or after [            ]. In addition, the trust preferred securities may be redeemed, in whole or in part, at any time if certain changes in tax, investment company or bank regulatory law or interpretation occur and certain other conditions are satisfied, and, in any event, must be redeemed by [            ].

Investing in the trust preferred securities involves risks that we describe in “ Risk Factors” beginning on page S-[4] of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

	Per Security	Total
Public offering price	$		$(1)
Underwriting commissions to be paid by Capital One Financial Corporation	(2)		(2)
Proceeds to Capital One Capital [ ]	$	$

(1)	[The underwriters may also purchase up to an additional $[ ] of trust preferred securities at the public offering price within [30] days of the date of this prospectus supplement in order to cover over-allotments, if any.]

(2)	Underwriting commissions of $[ ] per trust preferred security, or $[ ] for all [ ]% trust preferred securities [(assuming no exercise of the underwriters’ over-allotment option)], will be paid by Capital One Financial Corporation.

Capital One Financial Corporation expects that the [    ]% trust preferred securities will be ready for delivery in book-entry form only through the Depository Trust Company on or about [                ].

The date of this prospectus supplement is [                    ]

You should rely only on information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we, the trust nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

In this prospectus supplement, except where the context indicates otherwise, “we,” “us,” “our” and “the Corporation” each refer to Capital One Financial Corporation and “trust” refers to Capital One Capital [    ].

SUMMARY INFORMATION – Q&A

You should read this summary information together with the more detailed information and financial statements and notes to the financial statements appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the trust preferred securities and the related guarantee and junior subordinated debt securities. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the trust preferred securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust preferred securities. You should pay special attention to the discussion under “Risk Factors” to determine whether an investment in the trust preferred securities is appropriate for you.

What are the trust preferred securities?

Each trust preferred security represents an undivided beneficial interest in the assets of the trust. Each trust preferred security entitles the holder to receive [quarterly] cash distributions as described in this prospectus supplement. We will irrevocably guarantee that if a payment on the junior subordinated debt securities is made to the trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the trust preferred securities, then we will make payments directly to the holders of the trust preferred securities or cause the trust to do so.

Who is Capital One Capital [    ]?

Capital One Capital [    ] is a Delaware statutory trust. Its principal offices are located at 1680 Capital One Drive, McLean, Virginia 22102, and its telephone number is (703) 720-1000. All of the common securities of the trust are owned by us. The trust will use all of the proceeds from this offering of its trust preferred securities and the sale of its common securities to us to buy our junior subordinated debt securities due [        ], which will have the same financial terms as the trust preferred securities.

Who is Capital One Financial Corporation?

Capital One Financial Corporation is a bank holding company incorporated in Delaware on July 21, 1994. Our subsidiaries market a variety of consumer financial products and services, including credit card, consumer lending, deposit and motor vehicle financing products.

When will you receive distributions on the trust preferred securities?

If you hold trust preferred securities, you will be entitled to receive cumulative cash distributions at an annual rate of [    ] % of the liquidation amount of $[    ] per trust preferred security. Distributions will accumulate from the date the trust first issues the trust preferred securities and will be paid [quarterly] in arrears on [    ] of each year, commencing on [            ]. The trust’s only source of cash to make payments on the trust preferred securities is payments on the junior subordinated debt securities it will purchase from us.

When can payment of your distributions be deferred?

We may defer interest payments on the junior subordinated debt securities, on one or more occasions, for up to [20] consecutive [quarterly] periods, subject to certain exceptions. See “Description of the Junior Subordinated Debt Securities – Option to Extend Interest Payment Period.” If we defer interest payments on the junior subordinated debt securities, the trust will also defer distributions on the trust preferred securities. Additional distributions will accumulate on the deferred distributions while interest payments on the junior subordinated debt securities are deferred. During any deferral period, with limited exceptions, we will not be permitted to declare or pay any dividends, distributions or interest on, or redeem, purchase, acquire or make a liquidation, principal or premium payment with respect to, any of our common stock, preferred stock, or any other securities similar to the trust preferred securities or debt securities that rank equally with or junior to the junior subordinated debt securities or to make any guarantee payments with respect thereto.

When can the trust redeem the trust preferred securities?

The trust must redeem all of the outstanding trust preferred securities on [                ].

Some or all of the trust preferred securities may be redeemed before [                    ] on one or more occasions any time on or after [                    ]. See “Risk Factors – You Should Not Rely on the Distributions From the Trust Preferred Securities Through Their Maturity Date –They May Be Redeemed at Our Option.” Also the trust preferred securities may be redeemed, in whole or in part, at any time if certain changes in tax, investment company or bank regulatory law or interpretations occur and certain other conditions are satisfied. We may need regulatory approval to redeem the trust preferred securities. See “Risk Factors – You Should Not Rely on the Distributions From the Trust Preferred Securities Through Their Maturity Date – They May Be Redeemed at Any Time if Certain Changes in Tax, Investment Company or the Bank Regulatory Law Occur” and “Description of the Trust Preferred Securities – Special Event Redemption” below.

What is our guarantee of the trust preferred securities?

We will irrevocably and unconditionally guarantee that if a payment on the junior subordinated debt securities is made to the trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the trust preferred securities, then we will make payments directly to the holders of the trust preferred securities or cause the trust to do so. The guarantee does not cover payments when the trust does not have sufficient funds to make payments on the trust preferred securities. Your remedy in such an event is as described under “Relationship Among the Trust Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee.” Our obligations under the guarantee will be subordinated in right of payment to our senior indebtedness and to all obligations and other indebtedness of our subsidiaries, as described under “Description of the Trust Preferred Guarantee” in this prospectus supplement.

When could the junior subordinated debt securities be distributed to you?

We have the right to dissolve the trust at any time. If we dissolve the trust, the trust can be liquidated by distributing the junior subordinated debt securities to holders of the trust preferred securities and common securities of the trust on a proportionate basis. See “Description of the Trust Preferred Securities – Distribution of the Junior Subordinated Debt Securities.”

Will the trust preferred securities be listed on a stock exchange?

Application will be made to list the trust preferred securities on the New York Stock Exchange. If approved for listing, we expect the trust preferred securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

Do holders of the trust preferred securities have any voting rights?

Generally, holders of the trust preferred securities do not have any voting rights. See “Description of the Trust Preferred Securities – Voting Rights.”

In what form will the trust preferred securities be issued?

The trust preferred securities will be represented by one or more global certificates that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your trust preferred securities and that your broker will maintain your position in the trust preferred securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	[Six] Months Ended [ ],				Years Ended December 31,
	2005		2004		2004	2003	2002	2001	2000
Earnings to Fixed Charges:
Including Interest on Deposits	[	]	[	]	2.31	2.13	1.98	1.87	1.91
Excluding Interest on Deposits	[	]	[	]	3.99	3.59	3.19	2.89	2.48

The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative. As of the date of this prospectus supplement, we have no preferred stock outstanding and accordingly the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

RISK FACTORS

Your investment in the trust preferred securities will involve some risks. You should carefully consider the following discussion of the risks and the other information in this prospectus supplement and accompanying prospectus before deciding whether to make an investment in the trust preferred securities. Also, an investment in the trust preferred securities is an indirect investment in the junior subordinated debt securities because the trust will rely on the payments it receives on the junior subordinated debt securities to fund all payments on the trust preferred securities.

Risks Related to the Trust Preferred Securities

The junior subordinated debt securities will be the sole assets of the trust and payments on the junior subordinated debt securities will be the sole source of income for the trust. The trust may be unable to make distributions on the trust preferred securities if we default on our senior indebtedness because our obligations to pay on the junior subordinated debt securities and the guarantee are subordinate to our payment obligations under our senior indebtedness.

Because of the subordinated nature of the guarantee and the junior subordinated debt securities, we (i) will not be permitted to make any payments of principal, including redemption payments, or interest on the junior subordinated debt securities if we default on our senior indebtedness, as described under “Description of the Junior Subordinated Debt Securities – Subordination” in this prospectus supplement and the accompanying prospectus, (ii) will not be permitted to make payments on the guarantee if we default on any of our other liabilities, including senior indebtedness, other than liabilities that are equal with or subordinate to the guarantee by their terms as described under “Description of the Trust Preferred Guarantee” in this prospectus supplement, and (iii) must pay all our senior indebtedness before we make payments on the guarantee or the junior subordinated debt securities if we become bankrupt, liquidate or dissolve.

None of the trust preferred securities, the guarantee or the junior subordinated debt securities limit our or our subsidiaries’ ability to incur additional indebtedness, including indebtedness that ranks senior to the junior subordinated debt securities and the guarantee.

The junior subordinated debt securities and the guarantee will be effectively subordinated to obligations of our subsidiaries.

As a bank holding company, our primary source of cash flow to make payments on the junior subordinated debt securities will be dividends or distributions from our subsidiaries. As such, the junior subordinated debt securities and the guarantee will be effectively subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the junior subordinated debt securities, the trust preferred securities or the guarantee.

The guarantee only guarantees payments on the trust preferred securities if the trust has cash available.

If we fail to make payments on the junior subordinated debt securities, the trust will be unable to make the related distribution, redemption or liquidation payments on the trust preferred securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the junior subordinated debt securities, you may rely on the institutional trustee of the trust to enforce the trust’s rights under the junior subordinated debt securities or directly sue us or seek other remedies to collect your pro rata share of payments owed. For more information on the institutional trustee, see “Description of the Trust Preferred Securities.”

Our right to defer interest payments on the junior subordinated debt securities has tax consequences for you.

We can, on one or more occasions, defer interest payments on the junior subordinated debt securities for up to [20] consecutive [quarterly] periods unless an event of default under the junior subordinated debt securities has occurred and is continuing. We cannot, however, defer interest payments beyond the maturity date of the junior subordinated debt securities, which is [            ]. Upon the termination of any deferral period and the payment of all amounts then due, we may elect to begin a new deferral period. Consequently, there could be multiple deferral periods of varying lengths throughout the term of the junior subordinated debt securities. If we defer interest payments on the junior subordinated debt securities, the trust will also defer distribution payments on the trust preferred securities and the common securities. Also, additional distributions will accumulate on any deferred distributions at an annual rate of [    ]%, compounded [quarterly], to the extent permitted by law.

If we defer payments of interest on the junior subordinated debt securities, you will be required to include accrued interest income for the deferred interest on the junior subordinated debt securities allocable to your share of trust preferred securities in your gross income for United States federal income tax purposes prior to receiving any cash distributions. In addition, you will not receive cash from the trust related to that income if you sell your trust preferred securities prior to the record date for those distributions. You should consult with your own tax advisor regarding the tax consequences of an investment in the trust preferred securities. Please read the “United States Federal Income Tax Considerations” section in this prospectus supplement for more information regarding the tax consequences of holding and selling the trust preferred securities.

You should not rely on the distributions from the trust preferred securities through their maturity date — they may be redeemed at our option.

The trust preferred securities may be redeemed, in whole, at any time, or in part, from time to time, on or after [                    ], [            ] at a redemption price equal to $[    ] per trust preferred security plus any accrued and unpaid distributions to the redemption date. You should assume that this redemption option will be exercised if we are able to refinance at a lower interest rate or it is otherwise in our interest to redeem the junior subordinated debt securities. If the junior subordinated debt securities are redeemed, the trust must redeem trust preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debt securities to be redeemed. See “Description of the Junior Subordinated Debt Securities — Optional Redemption” below.

We may cause the distribution of the junior subordinated debt securities for trust preferred securities and dissolve the trust without your consent which may have adverse tax and other consequences.

We may elect to dissolve the trust at any time. If that happens, the trust will redeem the trust preferred securities and the common securities by distributing the junior subordinated debt securities to you and to us, as holder of the common securities, on a pro rata basis, and thereupon the trust shall dissolve. Under current United States federal income tax laws, a distribution of junior subordinated debt securities to you on the dissolution of the trust would not be a taxable event to you. A change in law, however, could cause a distribution of junior subordinated debt securities on the dissolution of the trust to be a taxable event to you.

Although we may elect to dissolve the trust and cause the distribution of the junior subordinated debt securities at any time, we do not currently intend to do so. We anticipate that we would consider exercising this right if expenses associated with maintaining the trust were substantially greater than currently expected.

We cannot predict the market prices for the junior subordinated debt securities that may be distributed. Accordingly, any junior subordinated debt securities you receive on a distribution, or the trust preferred securities you hold pending that distribution, may trade at a discount to the price you paid to purchase the trust preferred securities.

Although we will attempt to list the junior subordinated debt securities on the New York Stock Exchange (or any other exchange on which the trust preferred securities are then listed), if they are distributed, we cannot assure you that the junior subordinated debt securities will be approved for listing or that a trading market will develop for those securities.

Because you may receive the junior subordinated debt securities, you should make an investment decision with regard to the junior subordinated debt securities in addition to the trust preferred securities. You should carefully review all the information regarding the junior subordinated debt securities contained in this prospectus supplement and the accompanying prospectus. See “United States Federal Income Tax Considerations” for more information.

You should not rely on the distributions from the trust preferred securities through their maturity date – they may be redeemed at any time if certain changes in tax, investment company or bank regulatory law occur.

If certain changes, which are more fully described below, in tax, investment company or bank regulatory law or interpretations occur and are continuing, and certain other conditions that are more fully described below are satisfied, the trust preferred securities could be redeemed by the trust within 90 days of the event at a redemption price equal to $[            ] per security plus any accrued and unpaid distributions. See “Description of the Trust Preferred Securities – Special Event Redemption” and “—Distribution of the Junior Subordinated Debt Securities” below.

Trading prices of the trust preferred securities may not reflect the value of accumulated but unpaid interest on the junior subordinated debt securities. Our right to defer interest payments on the junior subordinated debt securities may cause the market price of the trust preferred securities to decline.

The trust preferred securities will be a new series of securities with no established trading market. If we defer interest payments on the junior subordinated debt securities in the future, the market price of the trust preferred securities may not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. The occurrence of one or more deferral periods may also cause additional declines in the market price of the trust preferred securities. If you sell trust preferred securities during a deferral period, you may not receive the same return on investment as someone who continues to hold trust preferred securities. In addition, our right to defer interest payments on the junior subordinated debt securities may mean that the market price for the trust preferred securities will be more volatile than other securities that are not subject to these rights.

We cannot assure you that an active trading market for the trust preferred securities will develop.

Prior to this offering, there has been no public market for the trust preferred securities. We will apply to list the trust preferred securities on the New York Stock Exchange. If approved for listing, trading of the trust preferred securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the trust preferred securities. The underwriters currently plan to make a market in the trust preferred securities, but are not obligated to do so and may discontinue market making at any time. We cannot assure you that an active trading market for the trust preferred securities will develop or be sustained. If a market were to develop, the trust preferred securities could trade at prices that may be higher or lower than their initial public offering price depending upon many factors, including:

•	prevailing interest rates,

•	the spread on our debt relative to U.S. Government obligations with comparable maturities,

•	our operating results, and

•	the market for similar securities.

You will have limited voting rights as a holder of trust preferred securities.

As a holder of trust preferred securities, you will have limited voting rights relating only, in specified circumstances, to the exercise of the trust’s rights as holder of the junior subordinated debt securities and the guarantee trustee’s rights as holder of the guarantee on your behalf and to the amendment of the declaration of trust. Except during an event of default with respect to the junior subordinated debt securities, only we can replace or remove any of the trustees or increase or decrease the number of trustees. See “Description of the Trust Preferred Securities – General.”

CAPITAL ONE CAPITAL [_]

The trust is a statutory trust created on June 2, 2005 under the Delaware Statutory Trust Act, as amended, or Statutory Trust Act, pursuant to a declaration of trust among us, as sponsor, The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as Delaware trustee, and [two] individuals who are officers or employees of ours, as administrative trustees. The declaration of trust, as amended at the date of issuance of the trust preferred securities, is referred to in this prospectus supplement as the declaration of trust. The common securities and the trust preferred securities are also referred to together as the “trust securities.”

The trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

For more information on the trust, see the accompanying prospectus.

CAPITAL ONE FINANCIAL CORPORATION

We are a bank holding company, incorporated in Delaware on July 21, 1994. Our subsidiaries market a variety of consumer financial products and services. Our principal subsidiary, Capital One Bank (the “Bank”), a limited-purpose Virginia state chartered bank, offers credit card products. Capital One, F.S.B. (the “Savings Bank”), a federally chartered savings bank, offers consumer lending and deposit products, and Capital One Auto Finance, Inc. (“COAF”) offers automobile and other motor vehicle financing products. Capital One Services, Inc., another of our subsidiaries, provides various operating, administrative and other services to us and our subsidiaries. For more information on the Corporation, see the accompanying prospectus.

USE OF PROCEEDS

All of the net proceeds from the sale of the trust preferred securities will be invested by Capital One Capital [_] in our junior subordinated debt securities. We will use the proceeds from the sale of the junior subordinated debt securities to Capital One Capital [_] for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization at June 30, 2005 on an actual basis and as adjusted to give effect to the issuance of trust preferred securities offered by this prospectus supplement [(assuming no exercise of the underwriters’ over-allotment option)]. The table should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement.

	June 30, 2005
	Actual	As Adjusted
	(Unaudited, dollars in thousands)
Debt:
Interest bearing deposits	$26,521,031	$	[_____	]
Senior and subordinated notes	6,692,311	$	[_____	]
Other borrowings	9,692,941	$	[_____	]
Total Debt	42,906,283	$	[_____	]
Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 50,000,000 shares, none issued or outstanding	—		—
Common stock, par value $.01 per share; authorized 1,000,000,000 shares and 265,039,159 shares issued and outstanding	2,650
Paid-in-capital	3,783,074
Retained earnings and cumulative other comprehensive income	6,695,753
Less: Treasury stock, at cost; 1,586,674 shares	(69,696)	$	[_____	]
Total stockholders’ equity	10,411,781	$	[_____	]
Total capitalization	$53,318,064	$	[_____	]

ACCOUNTING TREATMENT AND REGULATORY CAPITAL

The trust will not be consolidated on our balance sheet as a result of accounting changes reflected in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the junior subordinated debt securities we issue to the issuer as a liability and the amount we invest in the issuer’s common securities as an asset. The interest paid on the junior subordinated debt securities will be recorded as interest expense on our income statement.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive and the quantitative limits applicable to the aggregate amount of trust preferred securities and other “restricted core capital” elements that may be included in Tier 1 capital of bank holding companies.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following description of the particular terms of the trust preferred securities supplements the description of the general terms and provisions of the trust preferred securities set forth in the accompanying prospectus. If any specific information regarding the trust preferred securities in this prospectus supplement is inconsistent with the more general terms of the trust preferred securities described in the prospectus, you should rely on the information in this prospectus supplement.

The trust preferred securities will be issued pursuant to the terms of the amended and restated declaration of trust of the trust, the declaration of trust. The declaration of trust will be qualified as an indenture under the Trust Indenture Act. The institutional trustee, The Bank of New York, will act as indenture trustee under the declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The following summary of the material terms and provisions of the trust preferred securities is not intended to be complete and is qualified by the declaration of trust, the Statutory Trust Act and the Trust Indenture Act. A copy of the declaration of trust is filed as an exhibit to the registration statement of which this prospectus supplement is a part.

Distributions

Distributions on the trust preferred securities will be fixed at a rate per annum of [ ]% of the stated liquidation amount of $[__] per trust preferred security. Distributions not paid when due, or when they would be due if not for any extension period or default by us on the junior subordinated debt securities, will themselves accumulate additional interest at the annual rate of [__]% thereof compounded [quarterly]. When this prospectus supplement refers to any payment of distributions, distributions include any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full [quarterly] period will be computed on the basis of the actual number of days elapsed per 90 day quarter.

Distributions on the trust preferred securities will be cumulative, will accrue from and including [            ], and will be payable [quarterly] in arrears on [            ] of each year, commencing [            ]. When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

The distribution rate and the distribution payment dates and other payment dates for the trust preferred securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities.

Deferral of Distributions. We will have the right under the junior subordinated indenture governing the junior subordinated debt securities to defer interest payments on the junior subordinated debt securities for an extension period not exceeding [20] consecutive [quarterly] periods during which no interest shall be due and payable. See “Description of the Junior Subordinated Debt Securities – Option to Extend Interest Payment Period.”

Payment of Distributions. Distributions on the trust preferred securities will be payable to the extent that the trust has funds available for the payment of such distributions. The trust’s funds available for distribution to the holders of the trust preferred securities will be limited to payments received from us on the junior subordinated debt securities. The payment of distributions out of monies held by the trust is guaranteed by us to the extent set forth under “Description of the Trust Preferred Guarantee.” See “Description of the Junior Subordinated Debt Securities.”

Distributions on the trust preferred securities will be payable to the holders named on the books and records of the trust at the close of business on the relevant record dates. As long as the trust preferred securities remain in book-entry only form, the record date will be [one] business day before the distribution dates. Such distributions will be paid through the institutional trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. Unless any applicable laws and regulations and the provisions of the declaration of trust state otherwise, each such payment will be made as described in the accompanying prospectus.

If the trust preferred securities do not remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the trust preferred securities are listed and, if none, the administrative trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. If any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such distribution date. A “business day” means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.

Optional Redemption

Except as provided below under “—Special Event Redemption,” the trust may not redeem the trust preferred securities before [                    ].

On or after such date, upon any permitted redemption by us of the junior subordinated debt securities, the trust preferred securities will be redeemed, in whole or in part, at a redemption price equal to the liquidation amount of $[__] per trust preferred security plus accumulated and unpaid distributions, if any, to the date fixed for redemption. Upon the redemption of the junior subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all outstanding trust securities at the redemption price.

If required, we will obtain the prior approval of the Federal Reserve Bank of Richmond before exercising our redemption rights described in the preceding paragraph. Before any such redemption, holders of trust securities will be given not less than 30 nor more than 60 days’ notice. If fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed on a ratable basis as described in the accompanying prospectus. If a partial redemption of the trust preferred securities resulting from a partial redemption of the junior subordinated debt securities would result in a delisting of the trust preferred securities, we may redeem the junior subordinated debt securities only in whole and not in part.

Special Event Redemption

This prospectus supplement refers to a tax event, an investment company event or a capital treatment event as a “special event.” Provided that we obtain any required regulatory approval, if a special event occurs and continues, we may, upon not less than 30 nor more than 60 days’ notice, redeem the junior subordinated debt securities, in whole or in part, for cash within 90 days following the occurrence of such special event. Following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed shall be redeemed by the trust at the redemption price on a ratable basis. If, however, at the time there is available to us or the trust the opportunity to eliminate, within such 90-day period, the special event by taking some ministerial action, such as filing a form, making an election or pursuing some other similar reasonable measure that will have no adverse effect on us, the trust or the holders of the trust securities, then we or the trust will pursue such measure instead of redemption.

“Tax event” means that we and the trust will have received an opinion of counsel experienced in such matters which states that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States, enacted, promulgated or announced after the initial issuance of the corresponding junior subordinated debt securities; or

•	amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision or regulatory determination, enacted, promulgated or announced after the initial issuance of the junior subordinated debt securities, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax relating to interest accrued or received on the junior subordinated debt securities;

•	interest payable by us on the junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be deductible, in whole or in part, by us for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of such opinion, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

“Investment company event” means that we and the trust will have received an opinion of counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which becomes effective after the initial issuance of the trust preferred securities, there is more than an insubstantial risk that the trust is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940.

“Capital treatment event” means that we determine, based on an opinion of counsel experienced in such matters, who may be an employee of us or any of our affiliates that, as a result of:

•	any amendment to, or change in the laws, rules or regulations of the United States or any political subdivision thereof or therein or official interpretations thereof or policies with respect thereto that is proposed or becomes effective after the initial issuance of the trust preferred securities; or

•	any official or administrative pronouncement or judicial decision interpreting or applying such laws, rules or regulations that is announced after the initial issuance of the trust preferred securities, there is more than an insubstantial risk that the trust preferred securities will not, within 90 days of the date of such opinion, constitute “Tier 1 Capital” (or its then equivalent) for us for purposes of the capital adequacy guidelines or policies of the Federal Reserve or its successor as our primary federal banking regulator.

Liquidation Distribution

We will have the right at any time to elect to cause the junior subordinated debt securities held by the trust to be distributed to the holders of the related trust securities and dissolve the trust. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the junior subordinated debt securities will be distributed to the holders of the related trust securities in exchange therefor.

Upon the liquidation of the trust, the holders of the trust preferred securities will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $[            ] per trust preferred security plus accrued and unpaid distributions thereon to the date of payment subject to specified exceptions. See “Description of the Trust Preferred Securities – Liquidation Distribution Upon Dissolution” in the attached prospectus.

Voting Rights

Except as described under “Description of the Trust Preferred Securities – Voting Rights” and “Description of the Trust Preferred Securities – Amendment of Declarations of Trust” in the attached prospectus, or as otherwise required by law or the declaration of trust, the holders of the trust preferred securities will have no voting rights.

Modification of the Declaration of Trust

The trust preferred securities will be issued by the trust pursuant to the terms of the declaration of trust, which will be amended and restated before the issuance of the trust preferred securities by the trust. The declaration of trust will be qualified as an indenture under the Trust Indenture Act. See “Description of the Trust Preferred Securities – Amendment of Declarations of Trust” in the accompanying prospectus.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

The following description of the particular terms of the junior subordinated debt securities supplements the description of the general terms and provisions of the junior subordinated debt securities set forth in the prospectus. If any specific information regarding the junior subordinated debt securities in this prospectus supplement is inconsistent with the more general terms of the junior subordinated debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

The junior subordinated debt securities will be issued pursuant to the junior subordinated indenture, dated as of [            ], between the Corporation and The Bank of New York, as the indenture trustee (the “junior subordinated indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part and is qualified as an indenture under the Trust Indenture Act. The following description is not intended to be complete and is qualified by the junior subordinated indenture. The terms of the junior subordinated indenture will be those provided in the junior subordinated indenture and those made part of the junior subordinated indenture by the Trust Indenture Act.

General

The junior subordinated debt securities will be issued as unsecured debt under the junior subordinated indenture and as of the date of this prospectus supplement, the junior subordinated debt securities are limited to an aggregate initial public offering price or purchase price of up to $ [            ]. This amount is the sum of the aggregate stated liquidation amount of the trust preferred securities and the capital contributed by us to the trust in exchange for the common securities.

The entire principal amount of the junior subordinated debt securities will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest (as defined herein) and any additional amounts (as defined herein under “—Additional Amounts”), on [            ].

If junior subordinated debt securities are distributed to holders of trust preferred securities in liquidation of such holders’ interests in the trust, such junior subordinated debt securities will initially be issued in the form of one or more global securities. Payments on junior subordinated debt securities issued as a global security will be made to DTC, to a successor depositary or, if no depositary is used, to a paying agent for the junior subordinated debt securities. As described in the attached prospectus, junior subordinated debt securities may be issued in certificated form in exchange for a global security only under limited circumstances. If junior subordinated debt securities are issued in certificated form, such junior subordinated debt securities will be in denominations of $[1,000] and integral multiples thereof. If junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable and junior subordinated debt securities will be exchangeable for junior subordinated debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. Payment of interest may be made at our option by check mailed to the address of the persons entitled thereto. See “Description of the Junior Subordinated Debt Securities—Book-Entry and Settlement” in the attached prospectus.

We do not intend to issue the junior subordinated debt securities to anyone other than the trust.

There are no covenants or provisions in the junior subordinated indenture that would afford the holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

Subordination

The junior subordinated debt securities will be subordinate and junior in right of payment, to the extent and the manner set forth in the junior subordinated indenture, to all of our Senior Indebtedness (as defined below). This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any of our Senior Indebtedness has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our Senior Indebtedness has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due on all of our Senior Indebtedness must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to our Senior Indebtedness then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the junior subordinated debt securities are paid in full.

The term “Senior Indebtedness” means, with respect to us:

(1)	the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us;

(2)	all of our capital lease obligations;

(3)	all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(4)	all of our obligations, contingent or otherwise, in respect of any letters of credit, bankers’ acceptances, security purchase facilities, repurchase agreements or similar credit transactions;

(5)	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, hedging arrangements and other similar agreements;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

(7)	all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us,

except that Senior Indebtedness will not include:

(A)	any indebtedness issued under the junior subordinated indenture;

(B)	the trust preferred securities guarantee; and

(C)	any indebtedness or guarantee that is by its terms subordinated to, or ranks equally with, the junior subordinated debt securities and the issuance of which, in the case of this clause (C) only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of Richmond or the staff of the Federal Reserve or (y) does not at the time of issuance prevent the junior subordinated debt securities from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of our Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The junior subordinated indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by us.

Interest

The junior subordinated debt securities will bear interest at the annual rate of [            ]%, from and including the original date of issuance, payable [quarterly] in arrears on [            ] of each year, commencing on [            ], to the person in whose name each junior subordinated debt security is registered at the close of business on the fifteenth day next preceding the distribution date, subject to certain exceptions. As long as the trust preferred securities remain in book-entry form, the record date for the junior subordinated debt securities shall be the corresponding record date for the trust preferred securities. Each date on which interest is payable is called a “distribution date.”

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full [quarterly] period will be computed on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable distribution date will bear additional interest on the amount thereof, to the extent permitted by law, at the annual rate of [__]% compounded [quarterly].

Option To Extend Interest Payment Period

We may defer interest payments by extending the interest payment period for a period not exceeding [20] consecutive [quarterly] periods. However, no extension period may extend beyond the maturity of the junior subordinated debt securities. At the end of such extension period, we will pay all interest then accrued and unpaid, including any additional interest as described under “—Additional Amounts” below, together with interest thereon compounded [quarterly] at the rate specified for the junior subordinated debt securities for each [quarterly] period during such extension period to the extent permitted by applicable law. During any such extension period our ability to make certain payments, such as dividends or interest payments, will be restricted. See “Description of the Junior Subordinated Debt Securities – Option to Extend Interest Payment Period” in the attached prospectus.

Prior to the termination of any extension period, we may further defer payments of interest by extending such extension period. Such extension period, including all such previous and further extensions, however, may not exceed [20] consecutive [quarterly] periods, including the quarter in which notice of such extension period is given. In addition, no extension period may extend beyond the maturity of the junior subordinated debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, if consistent with the terms set forth in this section. No interest during an extension period, except at the end of such period, shall be due and payable. However, we have the right to prepay accrued interest during an extension period.

We have no present intention of exercising our right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities.

We will provide notice of an extension period as described in the attached prospectus under “Description of the Junior Subordinated Debt Securities – Option to Extend Interest Payment Period.”

Additional Amounts

If at any time while the institutional trustee is the holder of junior subordinated debt securities, it or the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then we will be required to pay additional interest (the “additional amounts”) on the junior subordinated debt securities. The amount of any additional amounts will be an amount sufficient so that the net amounts received and retained by the trust or the institutional trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the trust or the institutional trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

Optional Redemption; Special Event Redemption

Except upon repayment at maturity or as a result of acceleration upon the occurrence of an indenture event of default or pursuant to a tax event, investment company event or capital treatment event, we may not redeem the junior subordinated debt securities before [            ]. On and after [            ], we will have the right, at any time and from time to time, to redeem the junior subordinated debt securities, in whole or in part for cash, at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities being redeemed, together with any accrued but unpaid interest (including any additional amounts) on the portion being redeemed.

For so long as the trust is the holder of all the outstanding junior subordinated debt securities, the proceeds of any such redemption will be used by the trust to redeem trust securities in accordance with their terms. See “Description of the Trust Preferred Securities — Optional Redemption.” We may not redeem the junior subordinated debt securities in part, unless all accrued and unpaid interest (including any additional amounts) has been paid in full on all outstanding junior subordinated debt securities. We may not, in any case, redeem the junior subordinated debt securities unless all accrued and unpaid interest thereon (including any additional amounts) has been paid in full through the last distribution date including the date of redemption.

We have the right to redeem the junior subordinated debt securities at any time upon the occurrence of a tax event, an investment company event or a capital treatment event at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities so redeemed and any accrued and unpaid interest (including any additional amounts) at such times and in such manner as described in “Description of the Trust Preferred Securities — Special Event Redemption.”

We may need regulatory approval to redeem the junior subordinated debt securities.

DESCRIPTION OF THE TRUST PREFERRED GUARANTEE

Under the guarantee, we will guarantee certain payment obligations of the trust. For a description of the terms of out guarantee, see “Description of the Trust Preferred Guarantees” in the attached prospectus. The declaration of trust provides that, by the holder’s acceptance of the trust preferred securities, such holder agrees to the provisions of the guarantee and the junior subordinated indenture.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you purchase trust preferred securities in the initial offering at the original issue price and who will hold trust preferred securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to-market treatment, person that will hold trust preferred securities as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar. You should consult your tax adviser about the tax consequences of holding trust preferred securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local, non-U.S. or other tax laws.

Classification of the Junior Subordinated Debt Securities

In connection with the issuance of the junior subordinated debt securities, Cleary Gottlieb Steen & Hamilton LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based the facts and assumptions contained in such opinion, the junior subordinated debt securities held by the trust will be classified for U.S. federal income tax purposes as our indebtedness.

Classification of the Trust

In connection with the issuance of the trust preferred securities, Cleary Gottlieb Steen & Hamilton LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration of trust, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of trust preferred securities generally will be considered the owner of an undivided interest in the junior subordinated debt securities. Each U.S. holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated debt securities.

U.S. Holders

For purposes of the discussion under this heading “U.S. Holders,” you will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the trust preferred securities.

Interest Income and Original Issue Discount. Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of us exercising our option to defer payments is remote within the meaning of the Treasury regulations. Based on the foregoing, we believe that, although the matter is not free from doubt, the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each U.S. holder of trust preferred securities should include in gross income such U.S. holder’s allocable share of interest on the junior subordinated debt securities in accordance with such U.S. holder’s method of tax accounting.

Under the regulations, if the option to defer any payment of interest was determined not to be “remote,” or if we exercised such option, the junior subordinated debt securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the junior subordinated debt securities would thereafter be treated as OID as long as the junior subordinated debt securities remained outstanding. In such event, all of a U.S. holder’s taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such U.S. holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a U.S. holder of trust preferred securities would be required to include in gross income OID even though we would not make any actual cash payments during an extension period.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the trust preferred securities will constitute interest or OID, corporate holders of trust preferred securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the trust preferred securities, and individual holders will not be entitled to a lower income tax rate in respect of certain dividends, relating to any income recognized relating to the trust preferred securities.

Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust. Under the circumstances described in this prospectus supplement, junior subordinated debt securities may be distributed to holders in exchange for trust preferred securities upon the liquidation of the trust. Under current law, such a distribution, for U.S. federal income tax purposes, would be treated as a non-taxable event to each U.S. holder, and each U.S. holder would receive an aggregate tax basis in the junior subordinated debt securities equal to such holder’s aggregate tax basis in its trust preferred securities. A U.S. holder’s holding period in the junior subordinated debt securities received in liquidation of the trust would include the period during which the trust preferred securities were held by such holder. See “Description of the Trust Preferred Securities — Distribution of the Junior Subordinated Debt Securities” in the accompanying prospectus.

Under the circumstances described in this prospectus supplement, the junior subordinated debt securities may be redeemed by us for cash and the proceeds of such redemption distributed by the trust to holders in redemption of their trust preferred securities. Under current law, such a redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed trust preferred securities. Accordingly, a U.S. holder could recognize gain or loss as if it had sold such redeemed trust preferred securities for cash. See “Description of the Trust Preferred Securities — Special Event Redemption” in this prospectus supplement and “—Sale, Exchange or Other Disposition of Trust Preferred Securities” below.

Sale, Exchange or Other Disposition of Trust Preferred Securities. Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a trust preferred security, a U.S. holder will be considered to have disposed of all or part of its ratable share of the junior subordinated debt securities. Such U.S. holder will recognize gain or loss equal to the difference between its adjusted tax basis in the trust preferred securities and the amount realized on the disposition of such trust preferred securities. Assuming that we do not exercise our option to defer payment of interest on the junior subordinated debt securities and that the junior subordinated debt securities are not deemed to be issued with OID, a U.S. holder’s adjusted tax basis in the trust preferred securities generally will be its initial purchase price. If the junior subordinated debt securities are deemed to be issued with OID, a U.S. holder’s tax basis in the trust preferred securities generally will be its initial purchase price, increased by OID previously includible in such U.S. holder’s gross income to the date of disposition and decreased by distributions or other payments received on the trust preferred securities since and including the date that the junior subordinated debt securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to such U.S. holder’s ratable share of the junior subordinated debt securities required to be included in income, and generally will be a long-term capital gain or loss if the trust preferred securities have been held for more than one year. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments on the trust preferred securities and the proceeds from a sale or other disposition of the trust preferred securities or the junior subordinated debt securities. You will be subject to U.S. backup withholding tax on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. You should be aware that the IRS has proposed changes in information reporting rules for widely held fixed investment trusts that once effective would apply to the trust. These changes if adopted generally would require more extensive reporting of trust items to the IRS and investors on IRS Forms 1099s and in accompanying statements, including separate identification of trust income and expense items. For individual taxpayers, deductions for trust expenses may be subject to limitations or may not be allowed for purposes of the alternative minimum tax.

Non-U.S. Holders

Under current U.S. federal income and estate tax law,

(a) payment on a trust preferred security by us or any paying agent to a holder that is a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax, provided that, with respect to payments of interest, (i) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership and (ii) the beneficial owner provides a statement signed under penalty of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder);

(b) a holder of a trust preferred security that is a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of the trust preferred security, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (A) such gain or income is attributable to an office or other fixed place of business maintained in the United States by such holder or (B) such holder has a tax home in the United States; and

(c) a trust preferred security will not be subject to U.S. federal estate tax as a result of the death of a holder who is not a citizen or resident of the United States at the time of death, provided that such holder did not at the time of death actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and, at the time of such holder’s death, payments of interest on such trust preferred security would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

Payments on a trust preferred security owned by a Non-U.S. Holder will not be subject to information reporting requirements nor backup withholding tax if the statement described in clause (a) of the preceding paragraph is duly provided to the paying agent.

Payment on a trust preferred security by the U.S. office of a custodian, nominee or other agent of the beneficial owner of such trust preferred security will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a trust preferred security effected outside the United States by a foreign office of a foreign “broker” (as defined in applicable Treasury regulations), provided that such broker (1) derives less than 50 percent of its gross income for certain periods from the conduct of a trade or business in the United States, (2) is not a controlled foreign corporation for U.S. federal income tax purposes and (3) is not a foreign partnership that, at any time during its taxable year, is more than 50 percent (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business. Payment of the proceeds of the sale of a trust preferred security effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a trust preferred security by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

For purposes of applying the rules set forth under this heading “Non-U.S. Holders” to an entity that is treated as fiscally transparent (e.g., a partnership) for U.S. federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

For purposes of the discussion under this heading “Non-U.S. Holders,” a “Non-U.S. Holder” is a holder of a trust preferred security that is not a United States person. A “United States person” is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and (2) one or more United States persons have the authority to control all of the trust’s substantial decisions.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of the trust preferred securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

ERISA CONSIDERATIONS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•	a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity or otherwise,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the trust preferred securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under a regulation issued by the U.S. Department of Labor (the “DOL”), which we refer to as the “Plan Assets Regulation,” the assets of the trust would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the trust and no exception were applicable under the Plan Assets Regulation. The Plan Assets Regulation defines an

“equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

Under exceptions contained in the Plan Assets Regulation, the assets of the trust would not be deemed to be “plan assets” of investing ERISA Plans if:

•	immediately after the most recent acquisition of an equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by “Benefit Plan Investors”, which we define as Plans and other employee benefit plans whether or not subject to ERISA, Section 4975 of the Code or Similar Laws (including governmental, church and foreign plans) and entities whose underlying assets are deemed to include “plan assets” under the Plan Assets Regulation or otherwise; or

•	the trust preferred securities were “publicly-offered securities” for purposes of the Plan Assets Regulation. “Publicly-offered securities” are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under the Exchange Act.

No assurance can be given that Benefit Plan Investors will hold less than 25% of the total value of the trust preferred securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. [It is currently anticipated that the trust preferred securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above and therefore the trust should qualify for the exception so that the assets of the trust should not be “plan assets” of any ERISA Plan investing in the trust preferred securities. However, no assurance can be given that the trust preferred securities would be considered to be publicly-offered securities under the Plan Assets Regulation.]

Certain transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the trust preferred securities (or junior subordinated debt securities) were acquired with “plan assets” of the ERISA Plan or the assets of the trust were deemed to be “plan assets” of ERISA Plans investing in the trust. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of subsidiaries, extensions of credit between us and the trust (or the ERISA Plan), including the junior subordinated debt securities and the guarantees, could be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The DOL has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the trust preferred securities. Those class exemptions include:

•	PTCE 96-23 (for certain transactions determined by in-house asset managers);

•	PTCE 95-60 (for certain transactions involving insurance company general accounts);

•	PTCE 91-38 (for certain transactions involving bank collective investment funds);

•	PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the trust preferred securities. Because of the possibility that direct or indirect prohibited transactions could occur as a result of the purchase, holding or disposition of the trust preferred securities (or junior subordinated debt securities), the trust preferred securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

By directly or indirectly purchasing or holding trust preferred securities or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the trust preferred securities on behalf of or with “plan assets” of any Plan; or

•	your purchase, holding and disposition of trust preferred securities (or junior subordinated debt securities) will not violate any applicable Similar Laws and will not result in a non-exempt prohibited transaction under ERISA or the Code by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the trust preferred securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences of its purchase, holding and disposition of the trust preferred securities and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in trust preferred securities, and the considerations discussed above, to the extent applicable.

Nothing herein shall be construed as, and the sale of trust preferred securities to a Plan is in no respect, a representation by us or the underwriters that any investment in the trust preferred securities would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

Pursuant to the terms and conditions of the underwriting agreement dated [                    ], each underwriter named below has severally agreed to purchase from the trust, and the trust has agreed to sell to such underwriter, the number of trust preferred securities set forth opposite the name of such underwriter below.

UNDERWRITERS	NUMBER OF TRUST PREFERRED SECURITIES
[ ]

Total	[ ]

The underwriters are obligated to take and pay for all of the trust preferred securities if any are purchased. In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

[We have granted an option to the underwriters to purchase up to an additional [                    ] trust preferred securities at the public offering price. The underwriters may exercise this option for [30] days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional trust preferred securities proportionate to that underwriter’s initial amount reflected in the table above.]

Underwriters, dealers and agents may be entitled, under agreements with the trust and us, to indemnification by us against liabilities relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, the trust and us and affiliates of the trust and us in the ordinary course of business.

We and the trust have agreed, during the period beginning on the date of the underwriting agreement and continuing to and including the date that is [__] days after the closing date for the purchase of the trust preferred securities, not to offer, sell, contract to sell or otherwise dispose of any trust preferred securities or any other securities, including any backup undertakings of such trust preferred securities or other securities, of us or of the trust, in each case that are substantially similar to the trust preferred securities, except securities in the offering or with the prior written consent of [                    ].

The following table summarizes the commissions to be paid by us to the underwriters:

	PER TRUST PREFERRED SECURITY	TOTAL(1)
Public offering price	$	$
Underwriting commissions to be paid by us	(2)	(2)
Proceeds to the trust	$	$

(1)	[Total amounts have been calculated assuming no exercise of the underwriters’ over-allotment option.]

(2)	Underwriting commissions of $[ ] per trust preferred security, or $[ ] for all trust preferred securities, will be paid by us; except that for sales of 10,000 or more trust preferred securities to a single purchaser, the commissions will be $[ ] per trust preferred security.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $[        ].

The underwriters propose to offer the trust preferred securities, in part, directly to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters may also offer the trust preferred securities to dealers at a price that represents a concession not in excess of $[        ], provided that such concession for sales of 10,000 or more trust preferred securities to a single purchaser will not be in excess of $[        ] per trust preferred security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $[        ] per trust preferred security to brokers and dealers. After the trust preferred securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives of the underwriters.

Application will be made to list the trust preferred securities on the New York Stock Exchange. If approved for listing, we expect the trust preferred securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

If any of our broker-dealer subsidiaries makes an offering of the trust preferred securities, such offering will be conducted pursuant to any applicable sections of Rule 2810 of the Conduct Rules of the NASD. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

In connection with this offering and in accordance with applicable law and industry practice, the underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the trust preferred securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when trust preferred securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. The underwriters are not required to engage in any of these activities, or continue such activities if commenced.

This prospectus supplement and any accompanying prospectus may also be used by any of our broker-dealer subsidiaries in connection with offers and sales of the trust preferred securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of our broker-dealer subsidiaries may act as principal or agent in such transactions. None of our broker-dealer subsidiaries have any obligation to make a market in any of the trust preferred securities and may discontinue any market-making activities at any time without notice, at their sole discretion.

CERTAIN LEGAL MATTERS

Frank Borchert, III, the Corporation’s Senior Vice President, Deputy General Counsel and Assistant Secretary and/or Cleary Gottlieb Steen & Hamilton LLP will pass upon certain legal matters in connection with the securities and Richards, Layton, & Finger, P.A. will pass upon certain legal matters in connection with Delaware law. Morrison & Foerster, LLP will pass upon certain legal matters for the underwriters.

As of [            ], Mr. Borchert owned [            ] shares of the Corporation’s common stock and held vested options to purchase [            ] shares of the Corporation’s common stock issued under its 1994 Stock Incentive Plan and unvested options to purchase [            ] shares of the Corporation’s common stock issued under its 1994 Stock Incentive Plan. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future.

[BACK COVER]

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by Capital One Financial Corporation. All amounts set forth below are estimates, other than the SEC registration fee.

Amount to be paid
SEC registration fee	$138,000
Trustees’ fees and expenses	45,000
Transfer Agent’s fee	200,000
Printing and engraving expenses	200,000
Legal fees and expenses	100,000
Accountants’ fees and expenses	100,000
Rating agency fees	100,000
New York Stock Exchange filing fees	75,000
Miscellaneous	40,000

Total	$998,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article XI of Capital One Financial Corporation’s Restated Certificate of Incorporation, as amended, and Section 6.7 of Capital One Financial Corporation’s Bylaws provide, in general, for mandatory indemnification of directors and officers to the extent permitted by law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of Capital One Financial Corporation itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

For the undertaking with respect to indemnification, see Item 17 below.

Reference is made to the underwriting agreements, which are filed as Exhibits 1.1.1, 1.1.2 and 1.2 to this registration statement, relating to Capital One Financial Corporation’s obligation to indemnify the underwriters.

ITEM 16.	EXHIBITS

Exhibit No.	Description
1.1.1	Form of underwriting agreement (common stock, preferred stock, depositary shares, and debt securities).*

1.1.2	Form of underwriting agreement (stock purchase contracts and equity units) (incorporated by reference to Exhibit 1.1.2 of Capital One Financial Corporation’s current report on Form 8-K, filed April 23, 2002).

1.2	Form of underwriting agreement (trust preferred securities).*

4.1.1	Rights Agreement dated as of November 16, 1995 between Capital One Financial Corporation and Mellon Bank, N.A., as amended (incorporated by reference to Exhibit 4.2.1 of Capital One Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, filed March 17, 2003).

4.1.2	Amendment to Rights Agreement dated as of April 29, 1999 between Capital One Financial Corporation and First Chicago Trust Company of New York, as successor to Mellon Bank, N.A. (incorporated by reference to Exhibit 4.2.2 of Capital One Financial Corporation’s Amended Annual Report on Form 10-K/A for the year ended December 31, 1999, filed March 22, 2000).

4.1.3	Amendment Number 2 to Rights Agreement dated as of October 18, 2001 between Capital One Financial Corporation and EquiServe Trust Company, N.A. (as successor to First Trust Company of New York) as Rights Agent (incorporated by reference to Exhibit 99.1 of Capital One Financial Corporation’s Current Report on Form 8-K, filed November 2, 2001).

4.2.1	Senior Indenture, dated as of November 1, 1996, between Capital One Financial Corporation and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee (incorporated by reference to Exhibit 4.1 of Capital One Financial Corporation’s current report on Form 8-K, filed November 13, 1996).

4.2.2	Form of subordinated indenture.

4.2.3	Form of Junior Subordinated Debt Securities Indenture between Capital One Financial Corporation and The Bank of New York.*

4.3	Form of Certificate of Designation relating to each series of Preferred Stock.**

4.4	Form of Deposit Agreement.**

4.5	Form of Stock Purchase Contract (incorporated by reference to Exhibit 4.5 of Capital One Financial Corporation’s current report on Form 8-K, filed April 23, 2002).

4.6	Form of Equity Unit Certificates (included as Exhibits A and B to the Form of Stock Purchase Contract incorporated by reference to Exhibit 4.5 of Capital One’s current report on Form 8-K, filed April 23, 2002).

4.7.1	Restated Certificate of Incorporation of Capital One Financial Corporation (incorporated by reference to Exhibit 3.1.1 of Capital One Financial Corporation’s current report on Form 8-K, filed January 17, 2001).

4.7.2	Certificate of Amendment to Restated Certificate of Incorporation of Capital One Financial Corporation (incorporated by reference to Exhibit 3.1.2 of Capital One Financial Corporation’s Current Report on Form 8-K, filed January 17, 2001).

4.7.3	Amended and Restated Bylaws of Capital One Financial Corporation (as amended November 18, 1999) (incorporated by reference to Exhibit 3.2 of Capital One Financial Corporation’s 1999 Annual Report on Form 10-K/A-2, filed March 23, 2000).

4.7.4	Certificate of Trust of Capital One Capital II.*

4.7.5	Certificate of Trust of Capital One Capital III.*

4.7.6	Certificate of Trust of Capital One Capital IV.*

4.8	Form of Amended and Restated Declaration of Trust for each of Capital One Capital II, Capital One Capital III and Capital One Capital IV.*

4.9	Form of Common Security for each of Capital One Capital II, Capital One Capital III and Capital One Capital IV (included in Exhibit 4.8).

4.10	Form of Trust Preferred Security for each of Capital One Capital II, Capital One Capital III and Capital One Capital IV (included in Exhibit 4.8).

4.11	Form of Guarantee for each of Capital One Capital II, Capital One Capital III and Capital One Capital IV.*

4.12	Form of Junior Subordinated Debt Securities (included in Exhibit 4.2.3).

5.1.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the Securities and the Guarantees to be issued by Capital One Financial Corporation.*

5.1.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by Capital One Capital II.*

5.1.3	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by Capital One Capital III.*

5.1.4	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by Capital One Capital IV.*

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1.2)

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1.3)

23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1.4)

24.1	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank) to act as Trustee under the Senior Indenture (incorporated by reference to Exhibit 25.1 of Capital One Financial Corporation’s current report on Form 8-K, filed November 13, 1996).

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Subordinated Indenture.*

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Junior Subordinated Debt Securities Indenture.*

25.4.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust for Capital One Capital II.*

25.4.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust for Capital One Capital III.*
25.4.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust for Capital One Capital IV.*
25.5.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of Capital One Capital II.*
25.5.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of Capital One Capital III.*
25.5.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of Capital One Capital IV.*

*	Previously filed.

**	To be filed by amendment or incorporated by reference. Capital One Financial Corporation will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 18th day of October, 2005.

CAPITAL ONE FINANCIAL CORPORATION

By:	/S/ FRANK R. BORCHERT, III
Name:	Frank R. Borchert, III
Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed below by the following persons in the capacities indicated below on the 18th day of October, 2005.

	Signature	Title

	/s/ RICHARD D. FAIRBANK* Richard D. Fairbank	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)

	/s/ GARY L. PERLIN* Gary L. Perlin	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

	/s/ W. RONALD DIETZ* W. Ronald Dietz	Director

	/s/ PATRICK W. GROSS* Patrick W. Gross	Director

	/s/ LEWIS HAY, III* Lewis Hay, III	Director

	/s/ MAYO A. SHATTUCK, III* Mayo A. Shattuck, III	Director

	/s/ ANN FRITZ HACKETT* Ann Fritz Hackett	Director

	/s/ STANLEY I. WESTREICH* Stanley I. Westreich	Director

*By:	/s/ Frank R. Borchert, III	Senior Vice President, Deputy General Counsel
	Frank R. Borchert, III Attorney-in-fact	and Assistant Secretary

*	Note: Powers of Attorney appointing Gary S. Perlin, John G. Finneran, Jr., Esq., and Frank R. Borchert, III, Esq., or any of them acting singly, to execute this Amendment No. 1 on behalf of the above-named individuals previously were filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Capital One Capital II, Capital One Capital III and Capital One Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 18th day of October, 2005.

CAPITAL ONE CAPITAL II

By:	/S/ FRANK R. BORCHERT, III
Frank R. Borchert, III, as administrator

By:	/S/ STEPHEN LINEHAN
Stephen Linehan, as administrator

CAPITAL ONE CAPITAL III

By:	/S/ FRANK R. BORCHERT, III
Frank R. Borchert, III, as administrator

By:	/S/ STEPHEN LINEHAN
Stephen Linehan, as administrator

CAPITAL ONE CAPITAL IV

By:	/S/ FRANK R. BORCHERT, III
Frank R. Borchert, III, as administrator

By:	/S/ STEPHEN LINEHAN
Stephen Linehan, as administrator

INDEX TO EXHIBITS

Exhibit No.	Description
1.1.1	Form of underwriting agreement (common stock, preferred stock, depositary shares, and debt securities).*

1.1.2	Underwriting agreement (stock purchase contracts and equity units) (incorporated by reference to Exhibit 1.1.2 of Capital One Financial Corporation’s current report on Form 8-K, filed April 23, 2002).

1.2	Form of underwriting agreement (trust preferred securities).*

4.1.1	Rights Agreement dated as of November 16, 1995 between Capital One Financial Corporation and Mellon Bank, N.A., as amended (incorporated by reference to Exhibit 4.2.1 of Capital One Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, filed March 17, 2003).

4.1.2	Amendment to Rights Agreement dated as of April 29, 1999 between Capital One Financial Corporation and First Chicago Trust Company of New York, as successor to Mellon Bank, N.A. (incorporated by reference to Exhibit 4.2.2 of Capital One Financial Corporation’s Amended Annual Report on Form 10-K/A for the year ended December 31, 1999, filed March 22, 2000).

4.1.3	Amendment Number 2 to Rights Agreement dated as of October 18, 2001 between Capital One Financial Corporation and EquiServe Trust Company, N.A. (as successor to First Trust Company of New York) as Rights Agent (incorporated by reference to Exhibit 99.1 of Capital One Financial Corporation’s Current Report on Form 8-K, filed November 2, 2001).

4.2.1	Senior Indenture, dated as of November 1, 1996, between Capital One Financial Corporation and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee (incorporated by reference to Exhibit 4.1 of Capital One Financial Corporation’s current report on Form 8-K, filed November 13, 1996).

4.2.2	Form of subordinated indenture.

4.2.3	Form of Junior Subordinated Debt Securities Indenture between Capital One Financial Corporation and The Bank of New York.*

4.3	Form of Certificate of Designation relating to each series of Preferred Stock.**

4.4	Form of Deposit Agreement.**

4.5	Form of Stock Purchase Contract (incorporated by reference to Exhibit 4.5 of Capital One Financial Corporation’s current report on Form 8-K, filed April 23, 2002).

4.6	Form of Equity Unit Certificates (included as Exhibits A and B to the Form of Stock Purchase Contract incorporated by reference to Exhibit 4.5 of Capital One’s current report on Form 8-K, filed April 23, 2002).

4.7.1	Restated Certificate of Incorporation of Capital One Financial Corporation (incorporated by reference to Exhibit 3.1.1 of Capital One Financial Corporation’s current report on Form 8-K, filed January 17, 2001).

4.7.2	Certificate of Amendment to Restated Certificate of Incorporation of Capital One Financial Corporation (incorporated by reference to Exhibit 3.1.2 of Capital One Financial Corporation’s Current Report on Form 8-K, filed January 17, 2001).

4.7.3	Amended and Restated Bylaws of Capital One Financial Corporation (as amended November 18, 1999) (incorporated by reference to Exhibit 3.2 of Capital One Financial Corporation’s 1999 Annual Report on Form 10-K/A-2, filed March 23, 2000).

4.7.4	Certificate of Trust of Capital One Capital II.*

4.7.5	Certificate of Trust of Capital One Capital III.*

4.7.6	Certificate of Trust of Capital One Capital IV.*

4.8	Form of Amended and Restated Declaration of Trust for each of Capital One Capital II, Capital One Capital III and Capital One Capital IV.*

4.9	Form of Common Security for each of Capital One Capital II, Capital One Capital III and Capital One Capital IV (included in Exhibit 4.8).

4.10	Form of Trust Preferred Security for each of Capital One Capital II, Capital One Capital III and Capital One Capital IV (included in Exhibit 4.8).

4.11	Form of Guarantee for each of Capital One Capital II, Capital One Capital III and Capital One Capital IV.*

4.12	Form of Junior Subordinated Debt Securities (included in Exhibit 4.2.3).

5.1.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the Securities and the Guarantees to be issued by Capital One Financial Corporation.*

5.1.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by Capital One Capital II.*

5.1.3	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by Capital One Capital III.*

5.1.4	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by Capital One Capital IV.*

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1.2)

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1.3)

23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1.4)

24.1	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank) to act as Trustee under the Senior Indenture (incorporated by reference to Exhibit 25.1 of Capital One Financial Corporation’s current report on Form 8-K, filed November 13, 1996).

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Subordinated Indenture.*

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Junior Subordinated Debt Securities Indenture.*

25.4.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust for Capital One Capital II.*

25.4.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust for Capital One Capital III.*

25.4.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust for Capital One Capital IV.*

25.5.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of Capital One Capital II.*

25.5.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of Capital One Capital III.*

25.5.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of Capital One Capital IV.*

*	Previously filed.

**	To be filed by amendment or incorporated by reference. Capital One Financial Corporation will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment.